Exhibit 99.1

Forest City Enterprises, Inc.

Supplemental Package

Three and Six Months Ended July 31, 2011 and 2010

Forest City Enterprises, Inc. and Subsidiaries

Three and Six Months Ended July 31, 2011 and 2010

Supplemental Package

NYSE: FCEA, FCEB

Index

Corporate Overview	2-3

Selected Financial Information
Forest City Enterprises, Inc.
Consolidated Balance Sheet Information	4-7
Consolidated Earnings Information	8-11

Supplemental Operating Information
Occupancy Data	12
Comparable Net Operating Income (NOI)	13
Comparable NOI Detail	14-15
NOI By Product Type	16
NOI By Core Market	17
Reconciliation of NOI to Net Earnings	18-19
Results of Operations Discussion	20-23
EBDT Bridge	24-25
Reconciliation of Net Earnings to EBDT	26-27
Schedules of Lease Expirations	28-29
Schedules of Significant Tenants	30-31
Development Pipeline	32-38

Supplemental Financial Information
Projects under Construction and Development Debt and Non-Recourse Debt	39
Scheduled Maturities Table	40-41
Investments in Unconsolidated Entities	42-44
Summary of EBDT	45-56

This Supplemental Package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2011 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our real estate portfolio, general real estate investment and development risks, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial and Operating Information

Corporate Overview

We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and five reportable segments. The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group develops for-sale condominium projects and also owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. Real Estate Groups are the combined Commercial, Residential and Land Development Groups. Corporate Activities and the Nets, a member of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are other reportable segments of the Company.

We have approximately $10.7 billion of assets in 26 states and the District of Columbia at July 31, 2011. Our core markets include Boston, the state of California, Chicago, Denver, New York City/Philadelphia metropolitan area and the Greater Washington, D.C./Baltimore metropolitan area. Our core markets account for approximately 76 percent of the cost of our real estate portfolio at July 31, 2011. We have offices in Albuquerque, Boston, Chicago, Dallas, Denver, London (England), Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION

We recommend that this supplemental package be read in conjunction with our Form 10-Q for the three and six months ended July 31, 2011. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we use an additional measure, Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”) and EBDT, provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Consolidation Methods

We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and non-consolidated properties in our supplemental package for the year ended January 31, 2011 on pages 63-74.

EBDT

We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT is used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar to Funds From Operations, a measure of performance used by publicly traded Real Estate Investment Trusts, but may not be directly comparable to similarly titled measures reported by other companies. For additional discussion of EBDT as well as a reconciliation of net earnings to EBDT see pages 22-27.

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Supplemental Operating Information

The operating information contained in this document includes: occupancy data, comparable NOI, NOI by product type and core market, reconciliation of NOI to net earnings, results of operations discussion, EBDT bridge, reconciliation of net earnings to EBDT, retail and office lease expirations, significant retail and office tenants, and our development pipeline. We believe this information will give interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three and six months ended July 31, 2011 and 2010.

We believe occupancy rates, retail and office lease expirations, base rent, and significant retail and office tenant listings represent meaningful operating statistics about us.

Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and, along with EBDT (as discussed on pages 22-23), is used to assess operating performance and resource allocation of our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of our overall performance from quarter-to-quarter and year-to-year. A reconciliation of NOI to net earnings, the most comparable financial measure calculated in accordance with GAAP and a reconciliation of NOI to net earnings for each strategic business unit are provided on pages 18-19 and 45-56 of this document. A reconciliation from NOI to comparable NOI can be found on pages 14-15.

Corporate Headquarters

Forest City Enterprises, Inc.

Terminal Tower

50 Public Square, Suite 1100

Cleveland, Ohio 44113

Annual Report on Form 10-K

A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended January 31, 2011 can be found on our website under SEC Filings or may be obtained without charge upon written request to:

Thomas T. Kmiecik

Assistant Treasurer

tomkmiecik@forestcity.net

Website

www.forestcity.net

The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.

Investor Relations

Robert G. O’Brien

Executive Vice President, Chief Financial Officer and Treasurer

Transfer Agent and Registrar

Wells Fargo

Shareowner Services

P.O. Box 64854

St. Paul, MN 55164-9440

(800) 468-9716

www.shareowneronline.com

Stock Exchange Listing

NYSE: FCEA and FCEB

Dividend Reinvestment and Stock Purchase Plan

We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

As discussed earlier, we present certain financial amounts under the pro-rata consolidation method (a non-GAAP measure). This information is useful to our investors because we believe that it more accurately reflects the manner in which we operate our business. This is because, in line with industry practice, we have a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. The tables below present amounts for both full consolidation, a GAAP measure, and pro-rata consolidation, providing a reconciliation of the difference between the two methods. Under the pro-rata consolidation method, we present our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary for our investments in a VIE. Partnership assets and liabilities are reported on the equity or cost method of accounting if we do not have control, or, in the case of investments in VIEs, we are not deemed the primary beneficiary.

Consolidated Balance Sheet Information – July 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)

Assets
Real Estate
Completed rental properties
Residential	$1,515,512	$26,022	$1,118,880	$2,608,370
Commercial
Retail centers	2,544,242	99,462	1,175,409	3,620,189
Office and other buildings	3,031,660	93,870	379,161	3,316,951
Corporate and other equipment	10,017	–	–	10,017
Total completed rental properties	7,101,431	219,354	2,673,450	9,555,527

Projects under construction
Residential	46,671	–	182,494	229,165
Commercial
Retail centers	677,303	689	10,897	687,511
Office and other buildings	400,264	247,896	3,675	156,043
Total projects under construction	1,124,238	248,585	197,066	1,072,719
Projects under development
Residential	753,760	154,957	6,063	604,866
Commercial
Retail centers	37,969	98	10,893	48,764
Office and other buildings	254,888	25,300	6,804	236,392
Total projects under development	1,046,617	180,355	23,760	890,022
Total projects under construction and development	2,170,855	428,940	220,826	1,962,741
Land held for development or sale	263,224	21,871	96,725	338,078
Total Real Estate	9,535,510	670,165	2,991,001	11,856,346
Less accumulated depreciation	(1,501,353)	(51,729)	(516,556)	(1,966,180)
Real Estate, net	8,034,157	618,436	2,474,445	9,890,166

Cash and equivalents	412,348	16,719	60,556	456,185
Restricted cash and escrowed funds	502,373	109,232	123,018	516,159
Notes and accounts receivable, net	394,324	18,365	170,474	546,433
Investments in and advances to affiliates	685,627	(154,263)	(672,277)	167,613
Lease and mortgage procurement costs, net	302,067	16,668	50,677	336,076
Prepaid expenses and other deferred costs, net	220,574	37,101	20,676	204,149
Intangible assets, net	114,709	4	10,521	125,226

Total Assets	$10,666,179	$662,262	$2,238,090	$12,242,007

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Balance Sheet Information – July 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)

Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$950,943	$18,818	$891,888	$1,824,013
Commercial
Retail centers	1,789,570	101,627	911,556	2,599,499
Office and other buildings	2,134,147	76,611	310,780	2,368,316
Total completed rental properties	4,874,660	197,056	2,114,224	6,791,828

Projects under construction
Residential	47,700	–	116,416	164,116
Commercial
Retail centers	370,172	–	–	370,172
Office and other buildings	98,560	57,183	–	41,377
Total projects under construction	516,432	57,183	116,416	575,665
Projects under development
Residential	152,644	35,341	–	117,303
Commercial
Retail centers	–	–	–	–
Office and other buildings	41,800	4,180	2,887	40,507
Total projects under development	194,444	39,521	2,887	157,810
Total projects under construction and development	710,876	96,704	119,303	733,475
Land held for development or sale	36,151	3,313	29,479	62,317
Total Mortgage debt and notes payable, nonrecourse	5,621,687	297,073	2,263,006	7,587,620
Bank revolving credit facility	–	–	–	–
Senior and subordinated debt	1,084,831	–	–	1,084,831

Construction payables	156,037	48,502	19,089	126,624
Operating accounts payable and accrued expenses	629,753	32,746	158,024	755,031
Accrued derivative liability	152,600	–	13,937	166,537
Deferred profit on NY retail joint venture transaction	115,388	–	–	115,388
Total Accounts payable and accrued expenses	1,053,778	81,248	191,050	1,163,580
Cash distributions and losses in excess of investments in unconsolidated investments	282,955	(38,267)	(215,966)	105,256
Deferred income taxes	494,413	–	–	494,413
Total Liabilities	8,537,664	340,054	2,238,090	10,435,700

Redeemable Noncontrolling Interest	226,936	226,936	–	–

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,726,445	–	–	1,726,445
Accumulated other comprehensive loss	(106,159)	–	–	(106,159)
Total Shareholders’ Equity	1,620,286	–	–	1,620,286

Noncontrolling interest	281,293	95,272	–	186,021

Total Equity	1,901,579	95,272	–	1,806,307

Total Liabilities and Equity	$10,666,179	$662,262	$2,238,090	$12,242,007

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,664,490	$26,028	$826,356	$2,464,818
Commercial
Retail centers	3,226,717	113,193	718,593	3,832,117
Office and other buildings	3,314,371	253,604	378,863	3,439,630
Corporate and other equipment	9,847	–	1	9,848
Total completed rental properties	8,215,425	392,825	1,923,813	9,746,413

Projects under construction
Residential	771,245	213,988	3,642	560,899
Commercial
Retail centers	703,397	532	50,220	753,085
Office and other buildings	297,069	199,241	1,981	99,809
Total projects under construction	1,771,711	413,761	55,843	1,413,793

Projects under development
Residential	687,125	222,514	6,063	470,674
Commercial
Retail centers	17,837	99	10,890	28,628
Office and other buildings	229,562	58,830	6,807	177,539
Total projects under development	934,524	281,443	23,760	676,841
Total projects under construction and development	2,706,235	695,204	79,603	2,090,634
Land held for development or sale	244,879	18,683	115,607	341,803
Total Real Estate	11,166,539	1,106,712	2,119,023	12,178,850
Less accumulated depreciation	(1,614,399)	(63,987)	(424,331)	(1,974,743)
Real Estate, net	9,552,140	1,042,725	1,694,692	10,204,107

Cash and equivalents	193,372	13,979	48,583	227,976
Restricted cash and escrowed funds	720,180	240,709	78,890	558,361
Notes and accounts receivable, net	403,101	20,329	86,729	469,501
Investments in and advances to affiliates	431,509	(278,671)	(323,995)	386,185
Lease and mortgage procurement costs, net	356,804	30,171	33,025	359,658
Prepaid expenses and other deferred costs, net	266,689	44,536	10,443	232,596
Intangible assets, net	135,906	5	1,289	137,190

Total Assets	$12,059,701	$1,113,783	$1,629,656	$12,575,574

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)

	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,110,095	$18,998	$709,846	$1,800,943
Commercial
Retail centers	2,322,539	120,042	655,162	2,857,659
Office and other buildings	2,346,189	219,327	295,641	2,422,503

Total completed rental properties	5,778,823	358,367	1,660,649	7,081,105

Projects under construction
Residential	717,700	203,681	–	514,019
Commercial
Retail centers	379,363	–	–	379,363
Office and other buildings	82,157	60,108	–	22,049

Total projects under construction	1,179,220	263,789	–	915,431
Projects under development
Residential	155,890	61,760	–	94,130
Commercial
Retail centers	–	–	–	–
Office and other buildings	42,200	16,880	2,887	28,207

Total projects under development	198,090	78,640	2,887	122,337

Total projects under construction and development	1,377,310	342,429	2,887	1,037,768
Land held for development or sale	51,085	3,500	49,831	97,416

Total Mortgage debt and notes payable, nonrecourse	7,207,218	704,296	1,713,367	8,216,289
Bank revolving credit facility	137,152	–	–	137,152
Senior and subordinated debt	773,683	–	–	773,683

Construction payables	179,601	44,490	4,670	139,781
Operating accounts payable and accrued expenses	737,854	28,443	105,075	814,486
Accrued derivative liability	156,587	3,327	15,163	168,423

Total Accounts payable and accrued expenses	1,074,042	76,260	124,908	1,122,690
Cash distributions and losses in excess of investments in unconsolidated investments	290,492	(38,493)	(208,619)	120,366

Deferred income taxes	489,974	–	–	489,974

Total Liabilities	9,972,561	742,063	1,629,656	10,860,154

Redeemable Noncontrolling Interest	226,829	226,829	–	–

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,623,828	–	–	1,623,828
Accumulated other comprehensive loss	(94,429)	–	–	(94,429)

Total Shareholders’ Equity	1,529,399	–	–	1,529,399

Noncontrolling interest	330,912	144,891	–	186,021

Total Equity	1,860,311	144,891	–	1,715,420

Total Liabilities and Equity	$12,059,701	$1,113,783	$1,629,656	$12,575,574

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information – Three Months Ended July 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)

	(in thousands)

Revenues from real estate operations	$253,205	$12,279	$94,643	$1,494	$337,063

Expenses
Operating expenses	159,771	7,903	45,037	446	197,351
Depreciation and amortization	54,538	1,171	16,010	238	69,615
Impairment of real estate	235	–	–	–	235

	214,544	9,074	61,047	684	267,201

Interest expense	(64,064)	(3,558)	(25,183)	(180)	(85,869)
Amortization of mortgage procurement costs	(2,727)	(130)	(734)	(84)	(3,415)
Loss on early extinguishment of debt	(5,471)	–	(2,355)	–	(7,826)

Interest and other income	15,315	534	268	–	15,049
Net gain on disposition of rental properties	–	–	–	29,899	29,899

Earnings (loss) before income taxes	(18,286)	51	5,592	30,445	17,700

Income tax expense (benefit)
Current	(1,679)	–	–	1,543	(136)
Deferred	(4,492)	–	–	10,845	6,353

	(6,171)	–	–	12,388	6,217

Equity in earnings (loss) of unconsolidated entities	2,385	142	(5,592)	–	(3,349)

Earnings (loss) from continuing operations	(9,730)	193	–	18,057	8,134

Discontinued operations, net of tax:
Operating earnings from rental properties	1,000	665	–	(335)	–
Gain on disposition of rental properties	99,087	81,365	–	(17,722)	–

	100,087	82,030	–	(18,057)	–

Net earnings	90,357	82,223	–	–	8,134

Noncontrolling Interests
Earnings from continuing operations attributable to noncontrolling interests	(193)	(193)	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(82,030)	(82,030)	–	–	–

	(82,223)	(82,223)	–	–	–

Net earnings attributable to Forest City Enterprises, Inc.	$8,134	$–	$–	$–	$8,134

Preferred dividends	(3,850)	–	–	–	(3,850)

Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$4,284	$–	$–	$–	$4,284

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information – Six Months Ended July 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)

	(in thousands)

Revenues from real estate operations	$561,629	$24,868	$177,357	$6,593	$720,711

Expenses
Operating expenses	322,679	15,341	82,721	2,944	393,003
Depreciation and amortization	111,245	2,829	29,700	1,030	139,146
Impairment of real estate	5,070	–	–	–	5,070

	438,994	18,170	112,421	3,974	537,219

Interest expense	(130,979)	(7,420)	(48,290)	(712)	(172,561)
Amortization of mortgage procurement costs	(5,622)	(260)	(1,352)	(333)	(7,047)
Loss on early extinguishment of debt	(5,767)	(4)	(2,355)	–	(8,118)

Interest and other income	30,822	394	385	–	30,813
Net gain on disposition of rental properties and partial interests in rental properties	9,561	–	12,567	39,937	62,065

Earnings (loss) before income taxes	20,650	(592)	25,891	41,511	88,644

Income tax expense (benefit)
Current	15,134	–	–	2,941	18,075
Deferred	(3,392)	–	–	14,558	11,166

	11,742	–	–	17,499	29,241

Equity in earnings (loss) of unconsolidated entities	22,379	190	(25,891)	–	(3,702)

Earnings (loss) from continuing operations	31,287	(402)	–	24,012	55,701

Discontinued operations, net of tax:
Operating earnings from rental properties	2,961	1,997	–	(964)	–
Gain on disposition of rental properties	104,806	81,758	–	(23,048)	–

	107,767	83,755	–	(24,012)	–

Net earnings	139,054	83,353	–	–	55,701

Noncontrolling Interests
Loss from continuing operations attributable to noncontrolling interests	402	402	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(83,755)	(83,755)	–	–	–

	(83,353)	(83,353)	–	–	–

Net earnings attributable to Forest City Enterprises, Inc.	$55,701	$–	$–	$–	$55,701

Preferred dividends	(7,700)	–	–	–	(7,700)

Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$48,001	$–	$–	$–	$48,001

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information – Three Months Ended July 31, 2010 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)

	(in thousands)

Revenues from real estate operations	$294,221	$14,854	$80,162	$12,396	$371,925

Expenses
Operating expenses	169,516	9,368	39,807	7,433	207,388
Depreciation and amortization	58,040	1,906	12,267	2,573	70,974
Impairment of real estate	1,100	–	2,282	45,410	48,792

	228,656	11,274	54,356	55,416	327,154

Interest expense	(84,795)	(4,164)	(19,162)	(2,355)	(102,148)
Amortization of mortgage procurement costs	(2,721)	(112)	(598)	(426)	(3,633)
Gain on early extinguishment of debt	1,896	–	–	–	1,896

Interest and other income	16,231	133	(56)	3	16,045
Net gain (loss) on disposition of rental properties and partial interests in rental properties	204,269	–	(878)	1,993	205,384
Net gain on disposition of partial interests in other investment	55,112	23,675	–	–	31,437

Earnings (loss) before income taxes	255,557	23,112	5,112	(43,805)	193,752

Income tax expense (benefit)
Current	5,478	–	–	(553)	4,925
Deferred	76,088	–	–	(16,313)	59,775

	81,566	–	–	(16,866)	64,700

Equity in earnings (loss) of unconsolidated entities, including impairment	(996)	98	(5,112)	–	(6,206)

Earnings (loss) from continuing operations	172,995	23,210	–	(26,939)	122,846

Discontinued operations, net of tax:
Operating earnings (loss) from rental properties	(152)	86	–	238	–
Impairment of real estate	(27,800)	–	–	27,800	–
Gain on disposition of rental properties	5,310	4,211	–	(1,099)	–

	(22,642)	4,297	–	26,939	–

Net earnings	150,353	27,507	–	–	122,846

Noncontrolling Interests
Earnings from continuing operations attributable to noncontrolling interests	(23,210)	(23,210)	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(4,297)	(4,297)	–	–	–

	(27,507)	(27,507)	–	–	–

Net earnings attributable to Forest City Enterprises, Inc.	$122,846	$–	$–	$–	$122,846

Preferred dividends	(4,107)	–	–	–	(4,107)

Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$118,739	$–	$–	$–	$118,739

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information – Six Months Ended July 31, 2010 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)

	(in thousands)

Revenues from real estate operations	$563,003	$26,668	$153,635	$23,980	$713,950

Expenses
Operating expenses	324,644	15,641	93,443	13,153	415,599
Depreciation and amortization	117,366	3,281	24,513	4,776	143,374
Impairment of real estate	1,100	–	15,181	45,410	61,691

	443,110	18,922	133,137	63,339	620,664

Interest expense	(165,977)	(9,201)	(39,118)	(4,045)	(199,939)
Amortization of mortgage procurement costs	(5,333)	(201)	(1,151)	(481)	(6,764)
Gain on early extinguishment of debt	8,193	–	–	–	8,193

Interest and other income	23,045	1,032	14,760	6	36,779
Net gain (loss) on disposition of rental properties and partial interests in rental properties	205,135	–	(830)	1,993	206,298
Net gain on disposition of partial interests in other investment	55,112	23,675	–	–	31,437

Earnings (loss) before income taxes	240,068	23,051	(5,841)	(41,886)	169,290

Income tax expense (benefit)
Current	11,570	–	–	104	11,674
Deferred	60,626	–	–	(16,227)	44,399

	72,196	–	–	(16,123)	56,073

Equity in earnings (loss) of unconsolidated entities, including impairment	(18,120)	(6,346)	5,841	–	(5,933)

Earnings (loss) from continuing operations	149,752	16,705	–	(25,763)	107,284

Discontinued operations, net of tax:
Operating earnings from rental properties	1,727	789	–	(938)	–
Impairment of real estate	(27,800)	–	–	27,800	–
Gain on disposition of rental properties	5,310	4,211	–	(1,099)	–

	(20,763)	5,000	–	25,763	–

Net earnings	128,989	21,705	–	–	107,284

Noncontrolling Interests
Earnings from continuing operations attributable to noncontrolling interests	(16,705)	(16,705)	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(5,000)	(5,000)	–	–	–

	(21,705)	(21,705)	–	–	–

Net earnings attributable to Forest City Enterprises, Inc.	$107,284	$–	$–	$–	$107,284

Preferred dividends	(4,107)	–	–	–	(4,107)

Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$103,177	$–	$–	$–	$103,177

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Occupancy Data – July 31, 2011 and 2010

Retail and office occupancy as of July 31, 2011 and 2010 is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date as of July 31, 2011 and 2010 for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy as of July 31, 2011 and 2010 represents total units occupied divided by total units available. Average Occupancy as of July 31, 2011 and 2010 for residential is calculated by dividing gross potential rent less vacancy by gross potential rent. Average Daily Rate (“ADR”) is calculated by dividing revenue by the number of rooms sold for the six months ended July 31, 2011 and 2010.

We analyze our occupancy percentages by each of our major product lines as follows:

	Occupancy As of July 31, 2011	Average Occupancy Year-to-Date July 31, 2011	Occupancy As of July 31, 2010	Average Occupancy Year-to-Date July 31, 2010
Retail
Comparable	90.3%	90.5%	90.2%	90.1%
Total	90.4%	90.8%	90.7%	89.7%
Office
Comparable	90.3%	89.8%	90.9%	90.9%
Total	88.8%	88.3%	89.9%	89.8%
Residential (1) (2)
Comparable	93.6%	94.8%	92.8%	93.0%
Total	93.0%	91.7%	91.6%	89.6%
Hotels
Comparable and Total		65.5%		66.3%
Comparable and Total ADR		$148.27		$139.24

The table below provides occupancy as reported in previous quarters. These amounts may differ from above because the properties that qualify as comparable change from period to period.

Occupancy Recap of Quarterly Supplemental Packages
	Occupancy As of					Average Occupancy Year-to-Date
	July 31, 2011	April 30, 2011	January 31, 2011	October 31, 2010	July 31, 2010	July 31, 2011	April 30, 2011	January 31, 2011	October 31, 2010	July 31, 2010
Retail
Comparable	90.3%	91.2%	91.2%	90.6%	90.9%	90.5%	91.2%	90.7%	90.4%	90.5%
Total	90.4%	91.1%	91.2%	90.4%	90.7%	90.8%	91.1%	90.0%	89.6%	89.7%
Office
Comparable	90.3%	90.7%	88.4%	90.5%	90.0%	89.8%	90.0%	89.2%	90.3%	90.0%
Total	88.8%	89.6%	87.8%	90.3%	89.9%	88.3%	88.7%	88.7%	90.0%	89.8%
Residential (1) (2)
Comparable	93.6%	93.7%	93.7%	93.7%	92.9%	94.8%	94.8%	93.8%	93.8%	93.2%
Total	93.0%	92.6%	92.7%	92.2%	91.6%	91.7%	91.5%	89.6%	89.3%	92.1%
Hotels
Comparable and Total						65.5%	56.9%	69.0%	69.9%	66.3%
Comparable and Total ADR						$148.27	$145.29	$140.03	$138.92	$139.24

(1)	Excludes military and subsidized senior housing units.
(2)

Prior periods have been recasted to exclude subsidized senior housing. The Company believes this change will improve disclosure by allowing investors to see results for the conventional apartment portfolio separated from those of the limited-dividend senior-housing properties.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

We use NOI, along with EBDT as discussed on page 2, to assess operating performance. Comparable NOI is defined as NOI from properties opened and operated in the three and six months ended July 31, 2011 and 2010. The schedules below present Pro-Rata Comparable NOI for the three and six months ended July 31, 2011. The following schedules on pages 14-15 present comparable NOI for each of our major product lines, as well as strategic business units under which these product lines operate. A reconciliation of NOI to the most comparable GAAP measure, net earnings, is presented on pages 18-19. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 45-56.

Comparable Net Operating Income (NOI) (% change over same period prior year)

	Three Months Ended July 31, 2011	Six Months Ended July 31, 2011

Retail	1.6%	2.2%

Office	3.1%	0.2%

Residential (1)	3.1%	4.3%

Hotel	1.6%	(10.4%)

Total	2.5%	1.6%

The tables below provide the percentage change of Comparable Net Operating Income (NOI) as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						Year Ended
	July 31, 2011	April 30, 2011	January 31, 2011	October 31, 2010	July 31, 2010		January 31, 2011	January 31, 2010	January 31, 2009

Retail	1.6%	2.6%	3.4%	4.1%	3.2%	Retail	2.2%	(3.9%)	0.3%

Office	3.1%	(2.5%)	0.2%	2.2%	1.6%	Office	2.1%	5.4%	1.2%

Residential (1)	3.1%	4.8%	2.0%	7.0%	8.2%	Residential (1)	4.3%	(3.9%)	1.4%

Hotel	1.6%	(54.2%)	(13.4%)	(20.3%)	7.9%	Hotel	(3.9%)	(9.9%)	(4.9%)

Total	2.5%	0.5%	1.6%	3.0%	3.6%	Total	2.4%	(0.9%)	0.7%

(1)

Prior periods have been recasted to exclude subsidized senior housing. The Company believes this change will improve disclosure by allowing investors to see results for the conventional apartment portfolio separated from those of the limited-dividend senior-housing properties.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

					Net Operating Income (dollars in thousands)

	Three Months Ended July 31, 2011					Three Months Ended July 31, 2010					% Change

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)

Commercial Group
Retail
Comparable	$48,461	$2,986	$9,611	$–	$55,086	$51,519	$2,612	$5,291	$–	$54,198	(5.9%)	1.6%

Total	50,499	2,501	10,976	–	58,974	61,911	2,791	5,675	2,225	67,020
Office Buildings
Comparable	57,716	1,410	4,842	–	61,148	57,049	2,588	4,833	–	59,294	1.2%	3.1%

Total	64,404	1,646	3,179	831	66,768	60,913	2,921	2,240	1,208	61,440
Hotels
Comparable	3,347	–	413	–	3,760	3,329	–	370	–	3,699	0.5%	1.6%

Total	5,847	–	413	–	6,260	3,329	–	370	774	4,473
Earnings from Commercial
Land Sales	773	–	–	–	773	2,612	–	–	–	2,612
Other (1)	(7,779)	(533)	1,970	–	(5,276)	858	(1,092)	1,966	–	3,916

Total Commercial Group
Comparable	109,524	4,396	14,866	–	119,994	111,897	5,200	10,494	–	117,191	(2.1%)	2.4%

Total	113,744	3,614	16,538	831	127,499	129,623	4,620	10,251	4,207	139,461
Residential Group
Apartments
Comparable	24,958	353	5,079	–	29,684	24,075	473	5,177	–	28,779	3.7%	3.1%

Total	26,196	942	7,245	–	32,499	24,765	679	6,120	251	30,457
Subsidized Senior Housing	2,317	154	1,700	–	3,863	3,593	131	1,842	–	5,304
Military Housing	4,806	238	393	–	4,961	6,525	–	379	–	6,904
Other (1)	(3,675)	(54)	1,609	–	(2,012)	1,461	119	452	–	1,794

Total Residential Group
Comparable	24,958	353	5,079	–	29,684	24,075	473	5,177	–	28,779	3.7%	3.1%

Total	29,644	1,280	10,947	–	39,311	36,344	929	8,793	251	44,459
Total Rental Properties
Comparable	134,482	4,749	19,945	–	149,678	135,972	5,673	15,671	–	145,970	(1.1%)	2.5%

Total	143,388	4,894	27,485	831	166,810	165,967	5,549	19,044	4,458	183,920
Land Development Group	590	158	53	–	485	2,327	188	118	–	2,257
The Nets
Operations	(3,382)	–	–	–	(3,382)	(7,161)	(20)	–	–	(7,141)
Gain on disposition of partial interest	–	–	–	–	–	55,112	23,675	–	–	31,437

Total	(3,382)	–	–	–	(3,382)	47,951	23,655	–	–	24,296
Corporate Activities	(10,104)	–	–	–	(10,104)	(9,801)	–	–	–	(9,801)

Grand Total	$130,492	$5,052	$27,538	$831	$153,809	$206,444	$29,392	$19,162	$4,458	$200,672

(1)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

					Net Operating Income (dollars in thousands)
	Six Months Ended July 31, 2011					Six Months Ended July 31, 2010					% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$105,749	$5,970	$15,886	$–	$115,665	$107,913	$5,461	$10,740	$–	$113,192	(2.0%)	2.2%
Total	109,488	5,393	19,347	–	123,442	123,532	5,715	11,258	5,161	134,236
Office Buildings
Comparable	113,140	3,498	9,659	–	119,301	115,395	5,213	8,910	–	119,092	(2.0%)	0.2%
Total	122,301	3,669	6,363	3,032	128,027	121,490	5,592	6,315	2,535	124,748
Hotels
Comparable	3,450	–	773	–	4,223	3,974	–	738	–	4,712	(13.2%)	(10.4%)
Total	5,950	–	773	46	6,769	3,974	–	738	1,566	6,278
Earnings from Commercial
Land Sales (2)	43,357	(782)	–	–	44,139	2,901	14	–	–	2,887
Other (1)	(6,712)	(583)	3,907	–	(2,222)	(4,665)	(734)	3,198	–	(733)
Total Commercial Group
Comparable	222,339	9,468	26,318	–	239,189	227,282	10,674	20,388	–	236,996	(2.2%)	0.9%
Total	274,384	7,697	30,390	3,078	300,155	247,232	10,587	21,509	9,262	267,416
Residential Group
Apartments
Comparable	48,617	824	10,194	–	57,987	46,242	761	10,136	–	55,617	5.1%	4.3%
Total	53,050	1,920	13,794	–	64,924	48,534	1,107	11,786	900	60,113
Subsidized Senior Housing	4,559	251	3,424	–	7,732	6,236	167	3,624	–	9,693
Military Housing	10,396	238	771	–	10,929	13,002	–	749	–	13,751
Land Sales	158	16	–	–	142	–	–	–	–	–
Other (1)	(5,255)	(445)	2,064	–	(2,746)	(2,419)	(111)	452	–	(1,856)
Total Residential Group
Comparable	48,617	824	10,194	–	57,987	46,242	761	10,136	–	55,617	5.1%	4.3%
Total	62,908	1,980	20,053	–	80,981	65,353	1,163	16,611	900	81,701
Total Rental Properties
Comparable	270,956	10,292	36,512	–	297,176	273,524	11,435	30,524	–	292,613	(0.9%)	1.6%
Total	337,292	9,677	50,443	3,078	381,136	312,585	11,750	38,120	10,162	349,117
Land Development Group	2,692	434	202	–	2,460	1,674	206	(148)	–	1,320
The Nets
Operations	(3,686)	–	–	–	(3,686)	(17,591)	(6,243)	1,146	–	(10,202)
Gain on disposition of partial interest	–	–	–	–	–	55,112	23,675	–	–	31,437
Total	(3,686)	–	–	–	(3,686)	37,521	17,432	1,146	–	21,235
Corporate Activities	(25,035)	–	–	–	(25,035)	(21,147)	–	–	–	(21,147)
Grand Total	$311,263	$10,111	$50,645	$3,078	$354,875	$330,633	$29,388	$39,118	$10,162	$350,525

(1)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.
(2)	Includes $42,622 of NOI generated from the casino land sale at full and pro-rata consolidation.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Net Operating Income by Product Type

Pro-Rata Consolidation (dollars in thousands)

Six Months Ended July 31, 2011

NOI by Product Type:	$345,942
Casino Land Sale	42,622
The Nets
Operations	(3,686)
Gain on disposition of partial interest	–

Total Nets	(3,686)

Corporate Activities	(25,035)
Other (1)	(4,968)

Grand Total NOI	$354,875

Six Months Ended July 31, 2010

NOI by Product Type:	$353,026
Casino Land Sale	–
The Nets
Operations	(10,202)
Gain on disposition of partial interest	31,437

Total Nets	21,235

Corporate Activities	(21,147)
Other (1)	(2,589)

Grand Total NOI	$350,525

(1) Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

(2) Includes subsidized senior housing.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Net Operating Income by Core Market

Pro-Rata Consolidation (dollars in thousands)

Six Months Ended July 31, 2011

NOI by Market:	$345,942
Casino Land Sale	42,622
The Nets
Operations	(3,686)
Gain on disposition of partial interest	–

Total Nets	(3,686)

Corporate Activities	(25,035)
Other (1)	(4,968)

Grand Total NOI	$354,875

Six Months Ended July 31, 2010

NOI by Market:	$353,026
Casino Land Sale	–
The Nets
Operations	(10,202)
Gain on disposition of partial interest	31,437

Total Nets	21,235

Corporate Activities	(21,147)
Other (1)	(2,589)

Grand Total NOI	$350,525

(1) Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (GAAP) (in thousands)

	Three Months Ended July 31, 2011					Three Months Ended July 31, 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$253,205	$12,279	$94,643	$1,494	$337,063	$294,221	$14,854	$80,162	$12,396	$371,925
Exclude straight-line rent adjustment (1)	1,619	–	–	(217)	1,402	(5,451)	–	–	(508)	(5,959)
Adjusted revenues	254,824	12,279	94,643	1,277	338,465	288,770	14,854	80,162	11,888	365,966
Add interest and other income	15,315	534	268	–	15,049	16,231	133	(56)	3	16,045
Add gain on disposition of partial interests in other investment – Nets	–	–	–	–	–	55,112	23,675	–	–	31,437
Add equity in earnings (loss) of unconsolidated entities, including impairment	2,385	142	(5,592)	–	(3,349)	(996)	98	(5,112)	–	(6,206)
Exclude loss on disposition of unconsolidated entities	–	–	–	–	–	878	–	(878)	–	–
Exclude impairment of unconsolidated real estate	–	–	–	–	–	2,282	–	(2,282)	–	–
Exclude depreciation and amortization of unconsolidated entities (see below)	16,744	–	(16,744)	–	–	12,865	–	(12,865)	–	–
Adjusted total income	289,268	12,955	72,575	1,277	350,165	375,142	38,760	58,969	11,891	407,242
Operating expenses	159,771	7,903	45,037	446	197,351	169,516	9,368	39,807	7,433	207,388
Add back non-Real Estate depreciation and amortization (b)	686	–	–	–	686	1,185	–	–	–	1,185
Exclude straight-line rent adjustment (2)	(1,095)	–	–	–	(1,095)	(1,417)	–	–	–	(1,417)
Exclude preference payment	(586)	–	–	–	(586)	(586)	–	–	–	(586)
Adjusted operating expenses	158,776	7,903	45,037	446	196,356	168,698	9,368	39,807	7,433	206,570
Net operating income	130,492	5,052	27,538	831	153,809	206,444	29,392	19,162	4,458	200,672
Interest expense	(64,064)	(3,558)	(25,183)	(180)	(85,869)	(84,795)	(4,164)	(19,162)	(2,355)	(102,148)
Gain (loss) on early extinguishment of debt	(5,471)	–	(2,355)	–	(7,826)	1,896	–	–	–	1,896
Equity in earnings (loss) of unconsolidated entities, including impairment	(2,385)	(142)	5,592	–	3,349	996	(98)	5,112	–	6,206
Loss on disposition of unconsolidated entities	–	–	–	–	–	(878)	–	–	–	(878)
Impairment of unconsolidated real estate	–	–	–	–	–	(2,282)	–	–	–	(2,282)
Depreciation and amortization of unconsolidated entities (see above)	(16,744)	–	16,744	–	–	(12,865)	–	12,865	–	–
Net gain on disposition of rental properties and partial interests in rental properties	–	–	–	29,899	29,899	204,269	–	–	1,993	206,262
Impairment of consolidated real estate	(235)	–	–	–	(235)	(1,100)	–	–	(45,410)	(46,510)
Depreciation and amortization – Real Estate Groups (a)	(53,852)	(1,171)	(16,010)	(238)	(68,929)	(56,855)	(1,906)	(12,267)	(2,573)	(69,789)
Amortization of mortgage procurement costs – Real Estate Groups (c)	(2,727)	(130)	(734)	(84)	(3,415)	(2,721)	(112)	(598)	(426)	(3,633)
Straight-line rent adjustment (1) + (2)	(2,714)	–	–	217	(2,497)	4,034	–	–	508	4,542
Preference payment	(586)	–	–	–	(586)	(586)	–	–	–	(586)
Earnings (loss) before income taxes	(18,286)	51	5,592	30,445	17,700	255,557	23,112	5,112	(43,805)	193,752
Income tax provision	6,171	–	–	(12,388)	(6,217)	(81,566)	–	–	16,866	(64,700)
Equity in earnings (loss) of unconsolidated entities, including impairment	2,385	142	(5,592)	–	(3,349)	(996)	98	(5,112)	–	(6,206)
Earnings (loss) from continuing operations	(9,730)	193	–	18,057	8,134	172,995	23,210	–	(26,939)	122,846
Discontinued operations, net of tax	100,087	82,030	–	(18,057)	–	(22,642)	4,297	–	26,939	–
Net earnings	90,357	82,223	–	–	8,134	150,353	27,507	–	–	122,846
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(193)	(193)	–	–	–	(23,210)	(23,210)	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(82,030)	(82,030)	–	–	–	(4,297)	(4,297)	–	–	–
Noncontrolling interests	(82,223)	(82,223)	–	–	–	(27,507)	(27,507)	–	–	–
Net earnings attributable to Forest City Enterprises, Inc.	$8,134	$–	$–	$–	$8,134	$122,846	$–	$–	$–	$122,846
Preferred dividends	(3,850)	–	–	–	(3,850)	(4,107)	–	–	–	(4,107)
Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$4,284	$–	$–	$–	$4,284	$118,739	$–	$–	$–	$118,739
(a) Depreciation and amortization – Real Estate Groups	$53,852	$1,171	$16,010	$238	$68,929	$56,855	$1,906	$12,267	$2,573	$69,789
(b) Depreciation and amortization – Non-Real Estate	686	–	–	–	686	1,185	–	–	–	1,185
Total depreciation and amortization	$54,538	$1,171	$16,010	$238	$69,615	$58,040	$1,906	$12,267	$2,573	$70,974
(c) Amortization of mortgage procurement costs – Real Estate Groups	$2,727	$130	$734	$84	$3,415	$2,721	$112	$598	$426	$3,633
(d) Amortization of mortgage procurement costs – Non-Real Estate	–	–	–	–	–	–	–	–	–	–
Total amortization of mortgage procurement costs	$2,727	$130	$734	$84	$3,415	$2,721	$112	$598	$426	$3,633

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (GAAP) (in thousands) (continued)

	Six Months Ended July 31, 2011					Six Months Ended July 31, 2010
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
Revenues from real estate operations	$561,629	$24,868	$177,357	$6,593	$720,711	$563,003	$26,668	$153,635	$23,980	$713,950
Exclude straight-line rent adjustment (1)	(1,462)	–	–	(571)	(2,033)	(9,568)	–	–	(671)	(10,239)
Adjusted revenues	560,167	24,868	177,357	6,022	718,678	553,435	26,668	153,635	23,309	703,711
Add interest and other income	30,822	394	385	–	30,813	23,045	1,032	14,760	6	36,779
Add gain on disposition of partial interests in other investment – Nets	–	–	–	–	–	55,112	23,675	–	–	31,437
Add equity in earnings (loss) of unconsolidated entities, including impairment	22,379	190	(25,891)	–	(3,702)	(18,120)	(6,346)	5,841	–	(5,933)
Exclude gain (loss) on disposition of unconsolidated entities	(12,567)	–	12,567	–	–	830	–	(830)	–	–
Exclude impairment of unconsolidated real estate	–	–	–	–	–	15,181	–	(15,181)	–	–
Exclude depreciation and amortization of unconsolidated entities (see below)	31,052	–	(31,052)	–	–	24,717	–	(24,717)	–	–
Adjusted total income	631,853	25,452	133,366	6,022	745,789	654,200	45,029	133,508	23,315	765,994
Operating expenses	322,679	15,341	82,721	2,944	393,003	324,644	15,641	93,443	13,153	415,599
Add back non-Real Estate depreciation and amortization (b)	1,388	–	–	–	1,388	2,753	–	878	–	3,631
Add back amortization of mortgage procurement costs for non-Real Estate Groups (d)	–	–	–	–	–	–	–	69	–	69
Exclude straight-line rent adjustment (2)	(2,306)	–	–	–	(2,306)	(2,659)	–	–	–	(2,659)
Exclude preference payment	(1,171)	–	–	–	(1,171)	(1,171)	–	–	–	(1,171)
Adjusted operating expenses	320,590	15,341	82,721	2,944	390,914	323,567	15,641	94,390	13,153	415,469
Net operating income	311,263	10,111	50,645	3,078	354,875	330,633	29,388	39,118	10,162	350,525
Interest expense	(130,979)	(7,420)	(48,290)	(712)	(172,561)	(165,977)	(9,201)	(39,118)	(4,045)	(199,939)
Gain (loss) on early extinguishment of debt	(5,767)	(4)	(2,355)	–	(8,118)	8,193	–	–	–	8,193
Equity in earnings (loss) of unconsolidated entities, including impairment	(22,379)	(190)	25,891	–	3,702	18,120	6,346	(5,841)	–	5,933
Gain (loss) on disposition of unconsolidated entities	12,567	–	–	–	12,567	(830)	–	–	–	(830)
Impairment of unconsolidated real estate	–	–	–	–	–	(15,181)	–	–	–	(15,181)
Depreciation and amortization of unconsolidated entities (see above)	(31,052)	–	31,052	–	–	(24,717)	–	24,717	–	–
Net gain on disposition of rental properties and partial interests in rental properties	9,561	–	–	39,937	49,498	205,135	–	–	1,993	207,128
Impairment of consolidated real estate	(5,070)	–	–	–	(5,070)	(1,100)	–	–	(45,410)	(46,510)
Depreciation and amortization – Real Estate Groups (a)	(109,857)	(2,829)	(29,700)	(1,030)	(137,758)	(114,613)	(3,281)	(23,635)	(4,776)	(139,743)
Amortization of mortgage procurement costs – Real Estate Groups (c)	(5,622)	(260)	(1,352)	(333)	(7,047)	(5,333)	(201)	(1,082)	(481)	(6,695)
Straight-line rent adjustment (1) + (2)	(844)	–	–	571	(273)	6,909	–	–	671	7,580
Preference payment	(1,171)	–	–	–	(1,171)	(1,171)	–	–	–	(1,171)
Earnings (loss) before income taxes	20,650	(592)	25,891	41,511	88,644	240,068	23,051	(5,841)	(41,886)	169,290
Income tax provision	(11,742)	–	–	(17,499)	(29,241)	(72,196)	–	–	16,123	(56,073)
Equity in earnings (loss) of unconsolidated entities, including impairment	22,379	190	(25,891)	–	(3,702)	(18,120)	(6,346)	5,841	–	(5,933)
Earnings (loss) from continuing operations	31,287	(402)	–	24,012	55,701	149,752	16,705	–	(25,763)	107,284
Discontinued operations, net of tax	107,767	83,755	–	(24,012)	–	(20,763)	5,000	–	25,763	–
Net earnings	139,054	83,353	–	–	55,701	128,989	21,705	–	–	107,284
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests	402	402	–	–	–	(16,705)	(16,705)	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(83,755)	(83,755)	–	–	–	(5,000)	(5,000)	–	–	–
Noncontrolling interests	(83,353)	(83,353)	–	–	–	(21,705)	(21,705)	–	–	–
Net earnings attributable to Forest City Enterprises, Inc.	$55,701	$–	$–	$–	$55,701	$107,284	$–	$–	$–	$107,284
Preferred dividends	(7,700)	–	–	–	(7,700)	(4,107)	–	–	–	(4,107)
Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$48,001	$–	$–	$–	$48,001	$103,177	$–	$–	$–	$103,177
(a) Depreciation and amortization – Real Estate Groups	$109,857	$2,829	$29,700	$1,030	$137,758	$114,613	$3,281	$23,635	$4,776	$139,743
(b) Depreciation and amortization – Non-Real Estate	1,388	–	–	–	1,388	2,753	–	878	–	3,631
Total depreciation and amortization	$111,245	$2,829	$29,700	$1,030	$139,146	$117,366	$3,281	$24,513	$4,776	$143,374
(c) Amortization of mortgage procurement costs – Real Estate Groups	$5,622	$260	$1,352	$333	$7,047	$5,333	$201	$1,082	$481	$6,695
(d) Amortization of mortgage procurement costs – Non-Real Estate	–	–	–	–	–	–	–	69	–	69
Total amortization of mortgage procurement costs	$5,622	$260	$1,352	$333	$7,047	$5,333	$201	$1,151	$481	$6,764

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Results of Operations

Net Earnings Attributable to Forest City Enterprises, Inc. – Net earnings attributable to Forest City Enterprises, Inc. for the three months ended July 31, 2011 was $8,134,000 versus $122,846,000 for the three months ended July 31, 2010. Although we have substantial recurring revenue from our properties, we also periodically enter into significant transactions, which can create substantial variances in net earnings between periods. This variance to the prior year is primarily attributable to the following decreases, which are net of noncontrolling interest:

•

$204,269,000 related to the 2010 gain on disposition of partial interest in seven mixed-use University Park life science properties in Cambridge, Massachusetts, related to the formation of a new joint venture with an outside partner;

•	$31,437,000 related to the 2010 gain on disposition of partial interest in The Nets;

•	$10,800,000 related to the 2011 loss on early extinguishment of debt on the exchange of a portion of our Senior Notes due 2016 for Class A common stock; and

•

$3,318,000 (which includes $91,000 for unconsolidated entities) related to a decrease in income recognized on the sale of state and federal Historic Preservation Tax Credits and New Market Tax Credits in 2011 compared to 2010.

These decreases were partially offset by the following increases, net of noncontrolling interest:

•	$48,557,000 related to the 2011 decrease in impairment charges of consolidated (including discontinued operations) and unconsolidated entities;

•

$27,907,000 related to the 2011 gain on disposition of rental properties exceeding 2010 gains. The 2011 gain on disposition primarily related to Waterfront Station – East 4th & West 4th Buildings, while the 2010 gain related to the disposition of 101 San Fernando, an apartment community in San Jose, California;

•

$7,342,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting;

•	$5,329,000 related to the 2011 gain on early extinguishment of Urban Development Action Grant (“UDAG”) loans on Avenue at Tower City Center, a specialty retail center in Cleveland, Ohio;

•	$3,759,000 related to a 2011 decrease in allocated losses from our equity investment in The Nets; and

•	$58,483,000 due to decreased income tax expense primarily related to the various transactions noted above.

Net earnings attributable to Forest City Enterprises, Inc. for the six months ended July 31, 2011 was $55,701,000 versus $107,284,000 for the six months ended July 31, 2010. The variance to the prior year is primarily attributable to the following decreases, which are net of noncontrolling interest:

•

$175,793,000 related to the 2010 gain on disposition of partial interest in seven mixed-use University Park life science properties, related to the formation of a new joint venture with an outside partner;

•	$31,437,000 related to the 2010 gain on disposition of partial interest in The Nets;

•

$29,342,000 related to the 2010 gain on disposition of partial interest in The Grand, Lenox Club and Lenox Park, apartment communities in the Washington, D.C. metropolitan area, related to the formation of a new joint venture with an outside partner; and

•

$18,993,000 related to the 2011 loss on early extinguishment of debt on the exchange of a portion of our Senior Notes due 2016 for Class A common stock and the 2010 gain on early extinguishment of debt on the exchange of a portion of our Senior Notes due 2011, 2015 and 2017 for a new issue of Series A preferred stock and purchase of a portion of our Senior Notes due 2011 and 2017.

These decreases were partially offset by the following increases, net of noncontrolling interest:

•	$56,621,000 related to the 2011 decrease in impairment charges of consolidated (including discontinued operations) and unconsolidated entities;

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

•	$42,622,000 related to the 2011 sale of land and air rights to Rock Ohio Caesars Cleveland, LLC (“Rock Ohio”) for development of a casino in downtown Cleveland, Ohio (“Casino land sale”);

•

$37,945,000 related to the 2011 gains on disposition of Waterfront Station – East 4th & West 4th Buildings and Charleston Marriott, a hotel in Charleston, West Virginia, offset by the 2010 gain on disposition of 101 San Fernando;

•

$12,567,000 related to the 2011 gains on disposition of our unconsolidated investments in Metropolitan Lofts and Twin Lake Towers, apartment communities in Los Angeles, California and Denver, Colorado, respectively;

•

$9,561,000 due to the 2011 gain on disposition of partial interests in 15 retail properties in the New York City metropolitan area, related to the formation of new joint venture agreements with an outside partner;

•

$8,413,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting;

•	$7,662,000 related to a 2011 decrease in allocated losses from our equity investment in The Nets;

•	$5,329,000 related to the 2011 gain on early extinguishment of UDAG loans on Avenue at Tower City Center;

•	$3,217,000 related to an increase in income recognized on the sale of state and federal Historic Preservation Tax Credits and New Market Tax Credits in 2011 compared to 2010; and

•	$26,832,000 due to decreased income tax expense primarily related to the various transactions noted above.

Net Operating Income (NOI) from Real Estate Groups – NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization and amortization of mortgage procurement costs for non-real estate groups) plus interest income plus equity in earnings (loss) of unconsolidated entities (excluding gain on disposition and impairment of unconsolidated entities) plus depreciation and amortization of unconsolidated entities. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results.

Full Consolidation – Under the full consolidation method (GAAP), NOI from the combination of the Commercial Group and the Residential Group (“Rental Properties”) for the three months ended July 31, 2011 was $143,388,000 compared to $165,967,000 for the three months ended July 31, 2010, a 13.6% decrease. NOI for the six months ended July 31, 2011 was $337,292,000 compared to $312,585,000 for the six months ended July 31, 2010, a 7.9% increase. The primary drivers of the six month increase were the NOI generated from the casino land sale within the Commercial Group of $42,622,000 partially offset by reduced NOI resulting from our joint venture transactions. A reconciliation of NOI to the most comparable GAAP measure, net earnings, is presented on pages 18-19. A reconciliation of NOI to net earnings (loss) for each strategic business unit can be found on pages 45-56.

Pro-Rata Consolidation – Management also analyzes property NOI using the pro-rata consolidation method because it provides operating data at our ownership share, and we publicly disclose and discuss our performance using this method of consolidation to complement our GAAP disclosures. Under the pro-rata consolidation method, NOI from Rental Properties for the three months ended July 31, 2011 was $166,810,000 compared to $183,920,000 for the three months ended July 31, 2010, a 9.3% decrease. NOI for the six months ended July 31, 2011 was $381,136,000 compared to $349,117,000 for the six months ended July 31, 2010, a 9.2% increase. The primary drivers of the six month increase were the NOI generated from the casino land sale within the Commercial Group of $42,622,000 partially offset by reduced NOI resulting from our joint venture transactions.

Comparable NOI increased 2.5% for the three months ended July 31, 2011 compared to the prior year. Retail, office and hotel comparable NOI increased 1.6%, 3.1% and 1.6%, respectively, and our residential portfolio increased 3.1%. Comparable NOI increased 1.6% for the six months ended July 31, 2011 compared to the prior year. Retail, office, and residential comparable NOI increased 2.2%, 0.2% and 4.3%, respectively, while hotel comparable NOI decreased 10.4%.

Capital Improvements to our Operating Portfolio – Our diversified real estate portfolio requires certain capital improvements to maintain and improve its operating performance. During the six months ended July 31, 2011 we invested $29,829,000 at pro-rata consolidation ($22,622,000 at full consolidation) in capital improvements to our operating portfolio as compared to $20,561,000 at pro-rata consolidation ($15,693,000 at full consolidation) during the six months ended July 31, 2010.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

EBDT – We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as EBDT, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.

We believe that EBDT provides additional information about our core operations and, along with net earnings, is necessary to understand our operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. We believe EBDT is important to investors because it provides another method for the investor to measure our long-term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, and amortization of mortgage procurement costs; iv) deferred income taxes; v) preferred payment which is classified as noncontrolling interest expense on our Consolidated Statement of Operations; vi) impairment of real estate (net of tax); vii) extraordinary items (net of tax); and viii) cumulative or retrospective effect of change in accounting principle (net of tax).

EBDT is reconciled to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP, on page 25. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred income taxes, which are the result of timing differences of certain income and expense items which are to be realized in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The impairment of real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly-titled measures reported by other companies.

Effective during the six months ended July 31, 2011, under the direction of the Company’s chief operating decision maker, EBDT which is provided in order to assess performance for the Real Estate Groups and The Nets was on a pre-tax basis. The Corporate Activity segment controls the tax strategies and evaluates results on a consolidated basis. As a result, beginning February 1, 2011, the Company will no longer allocate income tax expense (benefit) to the Real Estate Groups or The Nets. In addition, based on the consolidated evaluation of income taxes, it was determined that EBDT would exclude all deferred income taxes instead of just those attributable to the Real Estate Groups.

Our EBDT for the three months ended July 31, 2011 decreased by $34,854,000 or 33.0% to $70,706,000 from $105,560,000 for the three months ended July 31, 2010. The fluctuations in EBDT by Segment are as follows:

•

Our Commercial and Residential Segments remained about flat. This is primarily the result of increased EBDT from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $7,322,000, the 2011 gain on early extinguishment of Urban Development Action Grant (UDAG) loans of $5,329,000, and increased NOI on our mature portfolio of $3,708,000. These increases in the portfolio were partially offset by reduced EBDT from properties sold of $5,316,000, increased write-offs of abandoned projects of $4,494,000, decreased income recognized from state and federal Historic Preservation and New Market tax credits of $2,997,000, and reduced EBDT from new properties of $1,800,000 primarily due to lease up losses at 8 Spruce Street and Presidio Landmark partially offset by the ramp up of other new property openings;

•	Our Land Segment provided a pre-tax EBDT decrease of $2,399,000, primarily due to lower margins on land sales;

•

The Nets provided a pre-tax EBDT decrease of $27,678,000, primarily due to the nonrecurring 2010 gain on disposition of partial interest of $31,437,000, partially offset by the decrease in our allocated losses of $3,759,000;

•

Corporate pre-tax EBDT decreased $10,109,000. This pre-tax EBDT decrease is primarily due to the 2011 loss on early extinguishment of debt of $10,800,000 on the exchange of a portion of our Senior Notes for Class A common stock; and

•	EBDT was favorably impacted by a larger tax benefit of $5,452,000 compared to prior year.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Our EBDT for the six months ended July 31, 2011 increased by $22,055,000 or 12.5% to $198,082,000 from $176,027,000 for the six months ended July 31, 2010. The fluctuations in EBDT by Segment are as follows:

•

Our Commercial and Residential Segments combined provided a pre-tax EBDT increase of $55,624,000. This is primarily related to the 2011 sale of land and air rights to Rock Ohio of $42,622,000, increased EBDT from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $8,309,000, increased income recognized from state and federal Historic Preservation and New Market tax credits of $4,713,000, increased NOI on our mature portfolio of $4,564,000, and decreased interest expense on our mature portfolio of $3,276,000. These increases in the portfolio were partially offset by reduced EBDT from properties sold of $9,543,000;

•	Our Land Segment provided a pre-tax EBDT increase of $614,000, primarily due to increased sales;

•

The Nets provided a pre-tax EBDT decrease of $23,775,000, primarily due to the nonrecurring 2010 gain on disposition of partial interest of $31,437,000, partially offset by the decrease in our allocated losses of $7,662,000;

•

Corporate pre-tax EBDT decreased $17,046,000. This pre-tax EBDT decrease includes the 2011 loss on early extinguishment of debt on the exchange of a portion of our Senior Notes for Class A common stock of $10,800,000 and the nonrecurring 2010 gain on early extinguishment of debt related to the exchange of our Senior Notes of $8,193,000; and

•	EBDT was favorably impacted by a larger tax benefit of $6,638,000 compared to prior year.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

EBDT Bridge
2011 2nd QTR vs. 2010 2nd QTR
Variances are pre-tax in millions with taxes shown separately
EBDT Increase
EBDT Decrease
125.0
115.0
105.0
95.0
85.0
75.0
65.0
55.0
105.6
7.3
5.3
3.7
1.8
1.8
3.0
4.5
5.3
2.4
3.7
31.4
0.7
10.8
5.4
70.7
Combined Commercial and Residential Segments were down $0.1 million
Nets segment was down $27.7 million
Corporate was down $10.1 million
2010 2nd QTR
Hedging Income/Loss
Gain on early extinguishment of debt
NOI on mature portfolio
Other
New property openings
Tax credit income
Project write-offs
Property sales
Land operations
Nets operations
2010 Gain on disposition of partial interests
Corporate activities
Loss on early extinguishment of debt
Taxes
2011 2nd QTR

This graph reflects earnings before depreciation, amortization and deferred taxes ("EBDT") a non-GAAP measure. For a more thorough discussion of the Company's use of EBDT and a reconciliation of EBDT to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP, please see pages 22-23 and 26-27 .

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

EBDT Bridge
2011 July YTD vs. 2010 July YTD
Variances are pre-tax in millions with taxes shown separately
EBDT Increase
EBDT Decrease
230.0
210.0
190.0
170.0
150.0
176.0
42.6
8.3
4.7
4.6
3.3
1.6
9.5
0.6
7.6
31.4
2.0
19.0
6.7
198.1
Combined Commercial and Residential Segments were up $55.6 million
Nets segment was down $23.8 million
Corporate was down $17.0 million
2010 July YTD
Casino land sale
Hedging Income/Loss
Tax credit income
NOI on mature portfolio
Interest on mature portfolio
Other
Property sales
Land operations
Nets operations
2010 Gain on disposition of partial interests
Corporate activities
Gain/Loss on early extinguishment of debt
Taxes
2011 July YTD

This graph reflects earnings before depreciation, amortization and deferred taxes ("EBDT") a non-GAAP measure. For a more thorough discussion of the Company's use of EBDT and a reconciliation of EBDT to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP, please see pages 22-23 and 26-27 .

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Summary of EBDT – The information in the following tables present amounts for both full consolidation and pro-rata consolidation, providing a reconciliation of the difference between the two methods, as well as a reconciliation from NOI to EBDT to net earnings (loss). Under the pro-rata consolidation method, we present our partnership investments proportionate to our pro-rata share for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed under our control or if we are deemed to be the primary beneficiary for investments in VIEs, or on the equity method of accounting if we do not have control or are not the primary beneficiary for investments in VIEs.

Reconciliation of Net Earnings to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)

	00000000000	00000000000	00000000000	00000000000
	Three Months Ended July 31,		Six Months Ended July 31,

	2011	2010	2011	2010

	(in thousands)		(in thousands)

Net earnings attributable to Forest City Enterprises, Inc.	$8,134	$122,846	$55,701	$107,284
Depreciation and amortization – Real Estate Groups (4)	68,929	69,789	137,758	139,743
Amortization of mortgage procurement costs – Real Estate Groups (4)	3,415	3,633	7,047	6,695
Deferred income tax expense (5)	6,353	59,775	11,166	44,399
Remove non-Real Estate deferred taxes for 2010 only (5)	–	(11,790)	–	(6,657)

Current income tax expense on non-operating earnings: (5)
Gain on disposition of rental properties and partial interest in rental properties	8,865	21,740	39,169	35,464
Gain on disposition included in discontinued operations	1,591	115	2,792	115

Straight-line rent adjustment (2)	2,497	(4,542)	273	(7,580)
Preference payment (3)	586	586	1,171	1,171
Impairment of consolidated real estate	235	1,100	5,070	1,100
Impairment of unconsolidated real estate	–	2,282	–	15,181
Gain on disposition of rental properties and partial interest in rental properties	–	(204,269)	(9,561)	(205,135)
Gain on disposition of unconsolidated entities	–	878	(12,567)	830
Discontinued operations: (1)
Gain on disposition of rental properties	(111,264)	(6,204)	(121,695)	(6,204)
Impairment of real estate	–	45,410	–	45,410
Noncontrolling interest - Gain on disposition	81,365	4,211	81,758	4,211

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)	$70,706	$105,560	$198,082	$176,027

EBDT Per Share
Numerator (in thousands):
EBDT	$70,706	$105,560	$198,082	$176,027
If-Converted Method (Pro forma numerator adjustment for interest, net of tax):
3.625% Puttable Senior Notes due 2014	1,110	1,110	2,219	2,219
5% Convertile Senior Notes due 2016	413	1,530	1,102	3,061
4.25% Convertible Senior Notes due 2018	329	–	329	–

EBDT for per share data	$72,558	$108,200	$201,732	$181,307

Denominator
Weighted average shares outstanding – Basic	168,788,754	155,456,575	167,171,093	155,405,179
Effect of stock options and restricted stock	1,019,210	442,299	1,036,656	468,164
Effect of convertible preferred stock	14,550,257	14,550,257	14,550,257	11,656,283
Effect of convertible debt	19,912,982	28,133,038	20,066,506	28,133,038
Effect of convertible Class A Common Units	3,646,755	3,646,755	3,646,755	3,646,755

Weighted average shares outstanding – Diluted	207,917,958	202,228,924	206,471,267	199,309,419

EBDT Per Share	$0.35	$0.54	$0.98	$0.91

EBDT Per Share
Quarterly Historical Trends	Three Months Ended
	July 31, 2011	April 30, 2011	January 31, 2011	October 31, 2010	July 31, 2010
Numerator (in thousands):
EBDT	$70,706	$127,376	$43,149	$90,699	$105,560
If-Converted Method (Pro forma numerator adjustment for interest, net of tax):
3.625% Puttable Senior Notes due 2014	1,110	1,110	1,110	1,110	1,110
5% Convertible Senior Notes due 2016	413	688	1,521	1,530	1,530
4.25% Convertible Senior Notes due 2018	329	–	–	–	–
EBDT for per share data	$72,558	$129,174	$45,780	$93,339	$108,200

Denominator
Weighted average shares outstanding – Basic	168,788,754	165,498,904	155,643,554	155,484,451	155,456,575
Effect of stock options and restricted stock	1,019,210	1,054,102	803,779	462,812	442,299
Effect of convertible preferred stock	14,550,257	14,550,257	14,550,257	14,550,257	14,550,257
Effect of convertible debt	19,912,982	20,225,204	28,047,083	28,133,038	28,133,038
Effect of convertible Class A Common Units	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755
Weighted average shares outstanding – Diluted	207,917,958	204,975,222	202,691,428	202,277,313	202,228,924

EBDT Per Share	$0.35	$0.63	$0.23	$0.46	$0.54

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

(1)	All earnings of properties which have been sold or are held for sale are reported as discontinued operations assuming no significant continuing involvement.

(2)

The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to accounting for leases. The straight-line rent adjustment is recorded as an increase or decrease to revenue or operating expense from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

(3)

The preference payment represents the respective period’s share of the annual preferred payment in connection with the issuance of Class A Common Units in exchange for Bruce C. Ratner’s noncontrolling interest in the Forest City Ratner Companies portfolio.

(4)	The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs presented in thousands.

	Depreciation and Amortization				Amortization of Mortgage Procurement Costs

	Three Months Ended July 31,		Six Months Ended July 31,		Three Months Ended July 31,		Six Months Ended July 31,

	2011	2010	2011	2010	2011	2010	2011	2010

Full Consolidation	$54,538	$58,040	$111,245	$117,366	$2,727	$2,721	$5,622	$5,333
Non-Real Estate	(686)	(1,185)	(1,388)	(2,753)	–	–	–	–

Real Estate Groups Full Consolidation	53,852	56,855	109,857	114,613	2,727	2,721	5,622	5,333
Real Estate Groups related to noncontrolling interest	(1,171)	(1,906)	(2,829)	(3,281)	(130)	(112)	(260)	(201)
Real Estate Groups Unconsolidated	16,010	12,267	29,700	23,635	734	598	1,352	1,082
Real Estate Groups Discontinued Operations	238	2,573	1,030	4,776	84	426	333	481

Real Estate Groups Pro-Rata Consolidation	$68,929	$69,789	$137,758	$139,743	$3,415	$3,633	$7,047	$6,695

(5)	The following table provides detail of Income Tax Expense (Benefit):

	Three Months Ended July 31,		Six Months Ended July 31,
	2011	2010	2011	2010

	(in thousands)		(in thousands)

Current taxes
Operating earnings	$(10,544)	$(16,262)	$(24,035)	$(23,894)
Gain on disposition of rental properties and partial interest in rental properties	8,865	21,740	39,169	35,464

Subtotal	(1,679)	5,478	15,134	11,570

Discontinued operations
Operating earnings	(48)	(668)	149	(11)
Gain on disposition of rental properties and partial interest in rental properties	1,591	115	2,792	115

Subtotal	1,543	(553)	2,941	104

Total Current taxes	(136)	4,925	18,075	11,674

Deferred taxes
Continuing operations	(4,492)	76,088	(3,392)	60,626
Discontinued operations	10,845	(16,313)	14,558	(16,227)

Total Deferred taxes	6,353	59,775	11,166	44,399

Grand Total	$6,217	$64,700	$29,241	$56,073

2010 Recap of Grand Total:
Real Estate Groups
Current		$11,537		$20,056
Deferred		47,985		37,742

		59,522		57,798

Non-Real Estate Groups
Current		(6,612)		(8,382)
Deferred		11,790		6,657

		5,178		(1,725)

Grand Total		$64,700		$56,073

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Retail Lease Expirations as of July 31, 2011

EXPIRATION YEAR	NUMBER OF EXPIRING LEASES	SQUARE FEET OF EXPIRING LEASES (3)	PERCENTAGE OF TOTAL LEASED GLA (1)	NET BASE RENT EXPIRING (2)	PERCENTAGE OF TOTAL BASE RENT	AVERAGE BASE RENT PER SQUARE FEET EXPIRING (3)

2011	250	778,326	6.11%	$18,207,261	7.21%	$30.45
2012	271	950,123	7.46	19,349,688	7.66	27.94
2013	308	1,128,314	8.86	24,321,749	9.63	27.20
2014	258	1,107,037	8.69	20,677,933	8.19	27.39
2015	203	832,758	6.54	18,533,723	7.34	29.29
2016	232	1,319,394	10.36	29,226,406	11.57	36.39
2017	151	1,003,259	7.88	20,836,073	8.25	26.58
2018	151	705,639	5.54	17,756,176	7.03	26.89
2019	118	1,043,200	8.19	19,780,065	7.83	24.83
2020	115	903,266	7.09	17,404,950	6.89	29.21
2021	60	869,916	6.83	15,658,405	6.20	29.95
Thereafter	68	2,097,653	16.45	30,766,321	12.20	20.60

Total	2,185	12,738,885	100.00%	$252,518,750	100.00%	$27.54

(1)	GLA = Gross Leasable Area.
(2)

Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of above and below market lease values in-place, and contingent rental payments (which are not reasonably estimable).

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Office Lease Expirations as of July 31, 2011

EXPIRATION YEAR	NUMBER OF EXPIRING LEASES	SQUARE FEET OF EXPIRING LEASES (3)	PERCENTAGE OF TOTAL LEASED GLA (1)	NET BASE RENT EXPIRING (2)	PERCENTAGE OF TOTAL BASE RENT	AVERAGE BASE RENT PER SQUARE FEET EXPIRING (3)

2011	53	363,105	3.27%	$6,853,161	2.33%	$19.93
2012	92	989,473	8.91	25,054,936	8.50	31.42
2013	92	1,162,933	10.48	24,912,299	8.46	22.29
2014	63	968,391	8.72	18,067,606	6.13	30.44
2015	44	480,655	4.33	8,882,161	3.02	21.28
2016	48	766,037	6.90	16,894,263	5.73	28.73
2017	25	434,214	3.91	10,593,990	3.60	25.87
2018	21	1,209,820	10.90	33,822,613	11.48	32.40
2019	20	808,811	7.29	14,347,186	4.87	25.61
2020	14	1,046,733	9.43	27,813,919	9.44	32.92
2021	8	374,921	3.38	6,690,469	2.27	18.28
Thereafter	31	2,494,488	22.48	100,665,993	34.17	42.02

Total	511	11,099,581	100.00%	$294,598,596	100.00%	$30.92

(1)	GLA = Gross Leasable Area.
(2)

Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of above and below market lease values in-place, and contingent rental payments (which are not reasonably estimable).

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Schedule of Significant Retail Tenants as of July 31, 2011

(Based on net base rent 1% or greater of the Company’s ownership share)
TENANT	NUMBER OF LEASES	LEASED SQUARE FEET	PERCENTAGE OF TOTAL RETAIL SQUARE FEET

Bass Pro Shops, Inc.	3	510,855	4.01%

Regal Entertainment Group	5	381,461	2.99

AMC Entertainment, Inc.	5	377,797	2.97

TJX Companies	11	347,457	2.73

The Gap	26	336,900	2.64

Dick’s Sporting Goods	6	293,171	2.30

The Limited	37	220,357	1.73

Best Buy	6	207,969	1.63

Abercrombie & Fitch Stores, Inc.	27	194,549	1.53

Footlocker, Inc.	33	125,098	0.98

Forever 21, Inc.	9	103,368	0.81

American Eagle Outfitters, Inc.	16	91,343	0.72

Subtotal	184	3,190,325	25.04

All Others	2,001	9,548,560	74.96

Total	2,185	12,738,885	100.00%

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Schedule of Significant Office Tenants as of July 31, 2011

(Based on net base rent 2% or greater of the Company’s ownership share)

TENANT	LEASED SQUARE FEET	PERCENTAGE OF TOTAL OFFICE SQUARE FEET

City of New York	1,044,167	9.41%

Millennium Pharmaceuticals, Inc.	660,741	5.95

U.S. Government	647,983	5.84

WellPoint, Inc.	392,514	3.54

JP Morgan Chase & Co.	383,341	3.45

Morgan Stanley & Co.	377,304	3.40

Forest City Enterprises, Inc. (1)	356,187	3.21

Bank of New York	323,043	2.91

National Grid	254,034	2.29

Clearbridge Advisors, LLC, a Legg Mason Company	193,249	1.74

Covington & Burling, LLP	160,565	1.45

Seyfarth Shaw, LLP	96,909	0.87

Subtotal	4,890,037	44.06

All Others	6,209,544	55.94

Total	11,099,581	100.00%

(1)    All intercompany rental income is eliminated in consolidation.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Openings and Acquisitions

as of July 31, 2011

Property	Location	Dev (D) Acq (A)	Date Opened / Acquired	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment %
2011 (2)						(in millions)

Retail Centers:
Westchester’s Ridge Hill (d)	Yonkers, NY	D	Q2-11/12	70.0%	100.0%	$0.0	$0.0	$0.0	176,000	176,000

Residential:
8 Spruce Street (leasable units only) (d) (f)	Manhattan, NY	D	Q1-11/12	35.7%	51.0%	$0.0	$0.0	$0.0	682

Prior Two Years Openings (7)
Retail Centers:
Village at Gulfstream Park (f)	Hallandale Beach, FL	D	Q1-10	50.0%	50.0%	$0.0	$198.9	$99.5	511,000	511,000	70%
East River Plaza (f)	Manhattan, NY	D	Q4-09/Q2-10	35.0%	50.0%	0.0	390.6	195.3	527,000	527,000	90%
Promenade in Temecula Expansion	Temecula, CA	D	Q1-09	75.0%	100.0%	113.4	113.4	113.4	127,000	127,000	89%

						$113.4	$702.9	$408.2	1,165,000	1,165,000

Office:
Waterfront Station
– East 4th & West 4th Buildings (g)	Washington, D.C.	D	Q1-10	45.0%	45.0%	$245.9	$245.9	$110.7	631,000		99%

Residential : (h)
Presidio Landmark	San Francisco, CA	D	Q3-10	100.0%	100.0%	$96.5	$96.5	$96.5	161		70% (r)
North Church Towers	Parma Heights, OH	A	Q3-09	100.0%	100.0%	5.1	5.1	5.1	399		86%
DKLB BKLN (f)	Brooklyn, NY	D	Q4-09/Q2-10	40.8%	51.0%	0.0	161.8	82.5	365		96%

						$101.6	$263.4	$184.1	925

Total Prior Two Years Openings (i)						$460.9	$1,212.2	$703.0

Recap of Total Prior Two Years Openings
Total 2010						$342.4	$931.9	$502.0
Total 2009						118.5	280.3	201.0

Total Prior Two Years Openings (i)						$460.9	$1,212.2	$703.0

See footnotes on page 33-34.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Projects Under Construction (4)

as of July 31, 2011

Property	Location	Anticipated Opening	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area		Lease Commitment %
					(in millions)

Retail Centers:
Westchester’s Ridge Hill (e)	Yonkers, NY	Q2-11/12	70.0%	100.0%	$842.4	$842.4	$842.4	1,336,000	1,336,000	(l)	52%

Residential:
8 Spruce Street (f) (j)	Manhattan, NY	Q1-11/12	35.7%	51.0%	$0.0	$875.7	$446.6	903			51% (m)
Foundry Lofts	Washington, D.C.	Q3-11	100.0%	100.0%	61.4	61.4	61.4	170

					$61.4	$937.1	$508.0	1,073

Arena:
Barclays Center	Brooklyn, NY	Q3-12	33.8% (n)	33.8% (n)	$904.3	$904.3	$305.9	670,000	18,000 seats	(o)	56% (p)

Total Under Construction (k)					$1,808.1	$2,683.8	$1,656.3

Fee Development:								Sq. ft.

Las Vegas City Hall	Las Vegas, NV	Q1-12	– (q)	– (q)	$0.0	$146.2	$0.0	270,000

Projects Under Construction (2) Subsequent to July 31, 2011

Retail Centers:
The Yards – Boilermaker Shop	Washington, D.C.	Q3-12	100.0%	100.0%	$19.4	$19.4	$19.4	41,000	41,000		73% (r)

Residential:
Novella Apartments	Denver, CO	Q3-12	90.0%	90.0%	$10.1	$10.1	$9.1	85

Total Projects Under Construction Subsequent to July 31, 2011					$29.5	$29.5	$28.5

FOOTNOTES

(a)

As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company’s legal ownership.

(b)

Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(c)

Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(d)	See the Under Construction pipeline for cost details of the total property.
(e)	Phased-in opening includes the total cost and square footage of the center, including Cinema De Lux, REI and WESTMED which opened in the second quarter.
(f)

Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(g)	Property was sold on May 10, 2011 and was 99% leased at time of sale.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

FOOTNOTES (continued)

(h)	The lease percentage represents occupancy as of July 31, 2011.
(i)

The difference between the full consolidation cost amount (GAAP) of $460.9 million to the Company’s pro-rata share (a non-GAAP measure) of $703.0 million consists of a reduction to full consolidation for noncontrolling interest of $135.2 million of cost and the addition of its share of cost for unconsolidated investments of $377.3 million.

(j)	Phased in opening. Costs are representative of the total project cost, including 682 units opened as of August 30, 2011.
(k)

The difference between the full consolidation cost amount (GAAP) of $1,808.1 million to the Company’s pro-rata share (a non-GAAP measure) of $1,656.3 million consists of a reduction to full consolidation for noncontrolling interest of $598.4 million of cost and the addition of its share of cost for unconsolidated investments of $446.6 million.

(l)	Includes 156,000 square feet of office space.
(m)

As of August 30, 2011, 457 leases have been signed since appointments with prospective residents began on February 18, 2011, representing 51% of the total 903 units after construction is complete. As of July 31, 2011, $246.5 million at pro-rata consolidation of costs incurred and $158.5 million at pro-rata consolidation of mortgage debt were transferred to completed rental properties on the Company’s balance sheet.

(n)	On May 2, 2011, the Company closed on a purchase agreement with a minority interest partner. As a result, the Company’s legal and pro-rata ownership increased to approximately 34%.
(o)	The Nets, a member of the NBA, has a 37 year license agreement to use the arena.
(p)

Represents the percentage of forecasted contractually obligated arena income that is under contract. Contractually obligated income, which includes revenue from naming rights, sponsorships, suite licenses, Nets minimum rent and food concession agreements, accounts for 72% of total forecasted revenues for the arena.

(q)	This is a fee development project, owned by the City of Las Vegas. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.
(r)	Updated lease commitments as of September 6, 2011.

Equity Requirements for Projects Under Construction (a)

as of July 31, 2011

	100%	Less Unconsolidated Investments at 100%	Full Consolidation (GAAP) (b)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP) (c)

	(dollars in millions)

Total Cost Under Construction	$2,683.8	$875.7	$1,808.1	$598.4	$446.6	$1,656.3
Total Loan Draws and Other Sources at Completion (d)	1,668.2	539.0	1,129.2	376.5	263.1	1,015.8

Net Equity at Completion	1,015.6	336.7	678.9	221.9	183.5	640.5

Net Costs Incurred to Date (e)	1,870.4	734.5	1,135.9	281.7	382.8	1,237.0
Loan Draws and Other Sources to Date (e)	935.3	424.4	510.9	59.8	225.8	676.9

Net Equity to Date (e)	935.1	310.1	625.0	221.9	157.0	560.1

% of Total Equity	92%		92%			87%

Remaining Costs	813.4	141.2	672.2	316.7	63.8	419.3
Remaining Loan Draws and Other Sources	732.9	114.6	618.3	316.7	37.3	338.9

Remaining Equity	$80.5	$26.6	$53.9	$–	$26.5	$80.4

% of Total Equity	8%		8%			13%

(a)	This schedule includes only the four properties listed on the previous page. This does not include costs associated with phased-in units, operating property renovations and military housing.
(b)

Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(c)

Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(d)	“Other Sources” includes estimates of third party subsidies and tax credit proceeds. The timing and the amounts may differ from our estimates.
(e)	Reflects activity through July 31, 2011.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Projects Under Development

as of July 31, 2011

Below is a summary of our active large scale development projects, which have yet to commence construction, often referred to as our “shadow pipeline” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex, projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $738.1 million ($918.2 million at full consolidation) of Projects Under Development (“PUD”) on our balance sheet and pro-rata mortgage debt of $145.2 million ($184.7 million at full consolidation).

1)     Atlantic Yards – Brooklyn, NY

Atlantic Yards is adjacent to the state-of-the art arena, the Barclays Center, which is designed by the award-winning firms Ellerbe Becket and SHoP Architects and is currently under construction. In addition, Atlantic Yards will feature more than 6,400 units of housing, including over 2,200 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space.

2)     LiveWork Las Vegas – Las Vegas, NV

LiveWork Las Vegas is a mixed-use project on a 13.5-acre parcel in downtown Las Vegas. At full build-out, the project will have a new 260,000-square-foot City Hall for Las Vegas and is also expected to include up to 1 million square feet of office space and approximately 300,000 square feet of retail. The City Hall is owned by the city of Las Vegas and is a fee-development project.

3)     The Yards – Washington, D.C.

The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in Southeast D.C. The full development is expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. The first residential building, Foundry Lofts, which is under construction and expected to open in Q3-11.

4)     The Science + Technology Park at Johns Hopkins – Baltimore, MD

The 31-acre Science + Technology Park at Johns Hopkins is a new center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. In 2008, the Company opened the first of those buildings, 855 North Wolfe Street, a 279,000-square-foot office building anchored by the Johns Hopkins School of Medicine’s Institute for Basic Biomedical Sciences.

5)     Colorado Science + Technology Park at Fitzsimons – Aurora, CO

The 184-acre Colorado Science + Technology Park at Fitzsimons is becoming a hub for the biotechnology industry in the Rocky Mountain region. Anchored by the University of Colorado at Denver Health Science Center, the University of Colorado Hospital and The Denver Children’s Hospital, the park will offer cost-effective lease rates; build-to-suit office and research sites; and flexible lab and office layouts in a cutting-edge research park. The park is also adjacent to Forest City’s 4,700-acre Stapleton mixed-used development.

6)     Waterfront Station – Washington, D.C.

Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of stores and restaurants.

7)     300 Massachusetts Avenue – Cambridge, MA

Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square foot project.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Military Housing

as of July 31, 2011

Below is a summary of our equity method investments for Military Housing Development projects. The Company provides development, construction and management services for these projects and receives agreed upon fees for these services. The following phases still have a percentage of units opened and under construction:

Property	Location	Anticipated Opening	FCE Pro-Rata %	Cost at Full Consolidation	Total Cost at 100%	No. of Units
				(in millions)

Military Housing – Openings (2)

Navy, Hawaii Increment III	Honolulu, HI	2007-Q1-11	*	$0.0	$464.8	2,520

Marines, Hawaii Increment II	Honolulu, HI	2007-Q2-11	*	0.0	292.7	1,175

Total Openings				$0.0	$757.5	3,695

Military Housing – Under Construction (5)

Pacific Northwest Communities	Seattle, WA	2007-2011	*	$0.0	$280.5	2,985

Navy Midwest	Chicago, IL	2006-2012	*	0.0	200.3	1,401

Midwest Millington	Memphis, TN	2008-2012	*	0.0	33.1	318

Air Force Academy	Colorado Springs, CO	2007-2013	50.0%	0.0	69.5	427

Hawaii Phase IV	Kaneohe, HI	2007-2014	*	0.0	475.1	1,141

Total Under Construction				$0.0	$1,058.5	6,272

Total Military Housing				$0.0	$1,816.0	9,967

* The Company’s share of residual cash flow ranges from 0-20% during the life cycle of the project.

Recent commitment not yet closed

Air Force – Southern Group was awarded on August 30, 2010. We are currently in exclusive negotiations with the Air Force. This project is expected to include 2,185 end state units at four Air Force bases in Sumter, SC, Manchester, TN, Charleston, SC and Biloxi, MS. There are 330 financially excluded units that will not be encumbered by debt and which may be removed from the end state at the sole discretion of the Air Force. The financial closing of the project is scheduled for October 1, 2011 and commencement of construction is expected to immediately follow.

Development fees related to our military housing projects are earned based on a contractual percentage of the actual development costs incurred. We also recognize additional development incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development agreements. NOI from development and development incentive fees is $788,000 and $1,925,000 for the three and six months ended July 31, 2011, respectively, and $1,705,000 and $3,318,000 for the three and six months ended July 31, 2010, respectively.

Construction management fees are earned based on a contractual percentage of the actual construction costs incurred. We also recognize certain construction incentive fees based upon successful completion of certain criteria as set forth in the construction contracts. NOI from construction and incentive fees is $738,000 and $1,918,000 for the three and six months ended July 31, 2011, respectively, and $1,465,000 and $3,060,000 recognized during the three and six months ended July 31, 2010, respectively.

Property management and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $2,418,000 and $5,647,000 during the three and six months ended July 31, 2011, respectively, and $3,120,000 and $6,242,000 during the three and six months ended July 31, 2010, respectively.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Land Held for Development or Sale

as of July 31, 2011

The Land Development Group acquires and sells raw land and sells fully-entitled developed lots to residential, commercial, and industrial customers. The Land Development Group also owns and develops raw land into master-planned communities, mixed-use projects and other residential developments. Below is a summary of our large Land Development Group projects.

Location	Gross Acres (1)	Saleable Acres (2)	Option Acres (3)

Stapleton – Denver, CO	213	141	1,358
Mesa del Sol – Albuquerque, NM	3,011	1,647	5,731
Central Station – Chicago, IL	30	30	–
Texas	2,798	1,553	–
North Carolina	1,225	1,001	788
Ohio	967	652	470
Arizona	663	489	–
Other	884	698	–

Total	9,791	6,211	8,347

(1)	Represent all acres currently owned including those used for roadways, open spaces and parks.
(2)	Saleable acres represent the total of all acres owned and available for sales. The Land Development Group may choose to further develop some of the acres into completed sublots prior to sale.
(3)

Option acres are those acres that the Land Development Group has a formal option to acquire. Typically these options are in the form of purchase agreements with contingencies for the satisfaction of due diligence reviews.

Stapleton – Denver, CO

Stapleton represents one of the nation’s largest urban redevelopments. At full build out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, a projected 3 million square-feet of retail and 10 million square-feet of office/research and development/industrial space. Centrally located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton will be home to 30,000 residents and 35,000 workers when complete.

Mesa del Sol – Albuquerque, NM

Mesa del Sol is a 20-square mile, mixed-use community on the south mesa of Albuquerque, N.M., five minutes from the Albuquerque International Airport. Mesa del Sol’s master plan calls for mixed-use development that will include 1,400 acres for industrial/commercial and office development use, 4,400 acres for residential and supporting retail use, 3,200 acres for open space and parks and 800 acres for schools and universities.

Central Station – Chicago, IL

Located adjacent to the city’s Museum Campus, and just minutes from the heart of Chicago’s Loop, the 80-acre Central Station is a residential community with 3,727 residential units completed, of which 3,156 are occupied and 571 units are listed for sale, and another 4,000 units in development. Central Station, a 14 million-square-foot development, is being developed in partnership with The Fogelson Companies.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Land Held for Development or Sale (continued)

as of July 31, 2011

Other Significant Land Holdings

Legacy Lakes – Aberdeen, NC

Legacy Lakes is a master-planned community located in the Pinehurst area. This community is surrounding the Nicklaus-designed Legacy Golf Course. Legacy Lakes is 406 acres and includes 718 residential lots. Of the 406 total acres, 265 are saleable acres and 17 acres have been sold to date.

Gladden Farms – Marana, AZ

Gladden Farms is a master-planned community that includes residential and commercial uses in a suburban area of northwest Tucson. This community includes parks, trails and a school in a rural setting. Gladden Farms is 1,350 acres and includes approximately 4,142 residential lots and 223 acres of commercial space. As of July 31, 2011, 1,266 lots and 100 commercial acres have been sold. Of the 1,350 total acres, 868 are saleable acres and 408 acres have been sold to date.

Cotton Creek – Mooresville, NC

Cotton Creek is a master-planned community located in a northern suburb of Charlotte, NC. This community will feature a variety of attached and detached home sites, which will be sold to a mix of national and local builders. Cotton Creek is 534 acres. When completed the development is expected to produce approximately 1,300 residential lots.

Three Stones – Prosper, TX

Three Stones is a master-planned community of 2,031 acres located in the growth corridor north of Dallas in the town of Prosper. The community is fully entitled and the plan includes approximately 3,090 single family lots, 600 units of attached housing, over 600 acres of parks and open space and 250 acres for commercial/retail use. A variety of single family lot sizes will be offered, as well as a complete amenity center. The development of Phase 1 is expected to be completed in late 2012.

San Antonio Portfolio – San Antonio, TX

Forest City owns four multi-phase communities and finished lots in three additional locations in the San Antonio area, predominantly on the west side. As of July 31, 2011, almost 1,000 of the total 2,563 lots have been sold. The remaining portfolio is comprised of 449 finished lots and 1,112 undeveloped “paper” lots. Our San Antonio communities serve several different price ranges, and all lots are under option contract to one of seven different builders.

Tangerine Crossing – Tucson, AZ

Tangerine Crossing is a master-planned gated residential community with a major retail component on the exterior in a desirable region of the Tucson metropolitan area. This community includes open space, trails and recreation. Tangerine Crossing is 309 acres and includes 396 residential lots and a 25-acre retail center. As of July 31, 2011, 230 lots and the 25 commercial acres have been sold. Of the 309 total acres, 98 are saleable acres and 69 acres have been sold to date.

Timberlake – Oak Point (Dallas), TX

Timberlake is a planned community of approximately 250 acres located in Denton County, north of Dallas. Forest City entered into this project earlier in 2011 through the formation of a new partnership with Taylor Duncan Interests, Inc. with Forest City providing capital for financing and development. The project is zoned for over 800 single family lots, and development of Phase 1 is expected to begin in 2012.

Woodforest – Houston, TX

Woodforest, which is not included in the acres on the previous page, is an active, 3,000-acre master-planned community, located in southern Montgomery County, north of Houston. Forest City entered into this project last year through the formation of a new partnership with Johnson Development, with Forest City providing capital for financing and development. The project is zoned for 5,700 units and six active home builders are currently involved with model homes in place serving a wide range of prices. Over 200 home sales have occurred to date. The project is being developed adjacent to the 27-hole Woodforest Golf Club that opened in 2001 and has been rated one of the top courses in the state.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Debt for Projects under Construction and Development

We use nonrecourse mortgage debt and nonrecourse notes payable for the financing of our projects under construction and development. We draw on these financings to partially fund the cost incurred with the development of our real estate. As of July 31, 2011, the detail of how much is outstanding compared to the total commitment under the financing is as follows:

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)

	(in thousands)
Outstanding
Fixed	$196,088	$65,706	$887	$131,269
Variable
Taxable	514,788	30,998	74,377	558,167
Tax-Exempt	–	–	44,039	44,039

Total outstanding on projects under construction and development (1)	$710,876	$96,704	$119,303	$733,475

Commitment
Fixed	$852,197	$402,963	$887	$450,121
Variable
Taxable	645,482	30,998	74,377	688,861
Tax-Exempt	–	–	44,039	44,039

Total commitment	$1,497,679	$433,961	$119,303	$1,183,021

(1)

Proceeds from outstanding debt of $20,741 and $45,516, at full and pro-rata consolidation, respectively, described above is recorded as restricted cash and escrowed funds in our Consolidated Balance Sheet. For bonds issued in conjunction with development, the full amount of the bonds at the beginning of construction must remain in escrow until costs are incurred.

Nonrecourse Debt

Our primary capital strategy seeks to isolate the operating and financial risk at the property level to maximize returns and reduce risk on and of our equity capital. As such, substantially all of our operating and development properties are separately encumbered with nonrecourse mortgage debt which in some limited circumstances is supplemented by nonrecourse notes payable (collectively “nonrecourse debt”).

We use taxable and tax-exempt nonrecourse debt for our real estate projects. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years. For those real estate projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those operating projects whose loans mature or are projected to open and achieve stabilized operations. The availability of nonrecourse mortgage capital is improving, especially in strong markets, but is still not at the levels before the economic downturn. For those assets that cannot be refinanced at attractive terms, we attempt to extend the maturities with existing lenders.

We are actively working to refinance and/or extend the maturities of the nonrecourse debt that are coming due in the next 24 months. During the six months ended July 31, 2011, we completed the following financings:

Purpose of Financing	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation

	(in thousands)

Refinancings	$84,000	$830	$56,113	$139,283
Construction and development projects(1)	294,421	66,876	–	227,545
Loan extensions/additional fundings	257,856	54,381	427,928	631,403

	$636,277	$122,087	$484,041	$998,231

(1)	Represents the full amount available to be drawn on the loans.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands)

As of July 31, 2011

	Period Ending January 31, 2012				Fiscal Year Ending January 31, 2013
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$144,692	$4,072	$101,251	$241,871	$318,236	$18,006	$61,122	$361,352
Weighted average rate	6.36%	6.15%	7.11%	6.68%	6.02%	6.72%	6.39%	6.04%
Variable:
Variable-rate debt	327,152	10,461	21,027	337,718	737,390	13,190	113,919	838,119
Weighted average rate	3.11%	6.80%	2.52%	2.96%	3.72%	8.22%	3.67%	3.64%
Tax-Exempt	238	24	2,983	3,197	239	24	–	215
Weighted average rate	1.53%	1.51%	1.47%	1.47%	1.58%	1.57%	–%	1.58%
Total variable-rate debt	327,390	10,485	24,010	340,915	737,629	13,214	113,919	838,334
Total Nonrecourse Debt	$472,082	$14,557	$125,261	$582,786	$1,055,865	$31,220	$175,041	$1,199,686
Weighted Average Rate	4.11%	6.61%	6.21%	4.50%	4.41%	7.35%	4.62%	4.36%

	Fiscal Year Ending January 31, 2014				Fiscal Year Ending January 31, 2015
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$691,808	$72,846	$139,490	$758,452	$386,623	$66,298	$191,169	$511,494
Weighted average rate	6.30%	9.82%	6.35%	5.97%	5.95%	5.78%	5.49%	5.80%
Variable:
Variable-rate debt	92,673	9,060	13,302	96,915	23,563	–	30,302	53,865
Weighted average rate	6.59%	8.64%	4.19%	6.07%	3.68%	–%	4.23%	3.99%
Tax-Exempt	91,055	26	53,040	144,069	272	27	–	245
Weighted average rate	2.55%	1.55%	3.05%	2.73%	1.58%	1.59%	–%	1.58%
Total variable-rate debt	183,728	9,086	66,342	240,984	23,835	27	30,302	54,110
Total Nonrecourse Debt	$875,536	$81,932	$205,832	$999,436	$410,458	$66,325	$221,471	$565,604
Weighted Average Rate	5.94%	9.69%	5.36%	5.52%	5.82%	5.78%	5.32%	5.63%

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)

As of July 31, 2011

	Fiscal Year Ending January 31, 2016				Thereafter
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$357,164	$29,276	$123,152	$451,040	$1,479,614	$65,714	$826,330	$2,240,230
Weighted average rate	5.58%	5.82%	5.31%	5.49%	5.70%	5.74%	5.78%	5.73%
Variable:
Variable-rate debt	–	–	21,682	21,682	640,340	2,717	295,299	932,922
Weighted average rate	–%	–%	1.62%	1.62%	7.23%	3.25%	2.98%	5.90%
Tax-Exempt	290	29	–	261	330,338	5,303	268,938	593,973
Weighted average rate	1.58%	1.58%	–%	1.58%	1.01%	1.00%	1.86%	1.40%
Total variable-rate debt	290	29	21,682	21,943	970,678	8,020	564,237	1,526,895
Total Nonrecourse Debt	$357,454	$29,305	$144,834	$472,983	$2,450,292	$73,734	$1,390,567	$3,767,125
Weighted Average Rate	5.58%	5.82%	4.76%	5.31%	5.47%	5.31%	4.42%	5.09%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$3,378,137	$256,212	$1,442,514	$4,564,439
Weighted average rate	5.90%	7.00%	5.87%	5.83%
Variable:
Variable-rate debt	1,821,118	35,428	495,531	2,281,221
Weighted average rate	4.99%	7.53%	3.17%	4.55%
Tax-Exempt	422,432	5,433	324,961	741,960
Weighted average rate	1.34%	1.02%	2.05%	1.66%
Total variable-rate debt	2,243,550	40,861	820,492	3,023,181
Total Nonrecourse Debt	$5,621,687	$297,073	$2,263,006	$7,587,620
Weighted Average Rate	5.26%	6.95%	4.73%	5.04%

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

The following schedules present information on investments in unconsolidated entities.

Investments in Unconsolidated Entities

Investments in unconsolidated entities include investments in and advances to affiliates and cash distributions and losses in excess of unconsolidated investments that the Company does not control and/or is not deemed to be the primary beneficiary, and which are accounted for under the equity method of accounting.

The following is a reconciliation of members’ and partners’ equity to the Company’s carrying value:

	July 31, 2011	January 31, 2011

	(in thousands)

Members’ and partners’ equity, as below	$987,583	$587,164
Equity of other members and partners	857,348	616,640

Company’s investment in partnerships	130,235	(29,476)
Basis differences	177,495	76,634
Advances to and on behalf of other affiliates	94,942	93,859

Total Investments in Unconsolidated Entities	$402,672	$141,017

Assets – Investments in and advances to affiliates	$685,627	$431,509
Liabilities – Cash distributions and losses in excess of investments in unconsolidated investments	(282,955)	(290,492)

Total Investments in Unconsolidated Entities	$402,672	$141,017

Summarized financial information for the equity method investments is as follows:

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
	July 31, 2011	January 31, 2011	July 31, 2011	January 31, 2011

	(in thousands)
Balance Sheet:
Real Estate
Completed rental properties	$6,905,798	$5,514,041	$2,673,450	$1,923,813
Projects under construction and development	425,495	174,106	220,826	79,603
Land held for development or sale	230,431	272,930	96,725	115,607

Total Real Estate	7,561,724	5,961,077	2,991,001	2,119,023

Less accumulated depreciation	(1,158,399)	(944,968)	(516,556)	(424,331)

Real Estate, net	6,403,325	5,016,109	2,474,445	1,694,692

Cash and equivalents	125,605	109,246	60,556	48,583
Restricted cash – military housing bond funds	345,365	384,584	5,694	5,161
Other restricted cash and escrowed funds	292,490	206,778	117,324	73,729
Other assets	750,381	536,246	252,348	131,486
Operating property assets held for sale (1)	–	67,190	–	–

Total Assets	$7,917,166	$6,320,153	$2,910,367	$1,953,651

Mortgage debt and notes payable, nonrecourse	$6,461,858	$5,301,900	$2,263,006	$1,713,367
Other liabilities	467,725	369,871	191,050	124,908
Liabilities of operating property held for sale (1)	–	61,218	–	–

Total Liabilities	6,929,583	5,732,989	2,454,056	1,838,275

Members’ and partners’ equity	987,583	587,164	456,311	115,376

Total Liabilities and Members’ and Partners’ Equity	$7,917,166	$6,320,153	$2,910,367	$1,953,651

(1)	Represents assets and liabilities of Metropolitan Lofts, an unconsolidated apartment community in Los Angeles, California, which was disposed on February 1, 2011.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Investments in Unconsolidated Entities (continued)

	Combined (100%) (GAAP)		Pro-Rata Share (Non-GAAP)
Three Months Ended July 31,	2011	2010	2011	2010
	(in thousands)
Operations:
Revenues	$258,831	$218,481	$94,643	$80,162
Equity in earnings (loss) of unconsolidated entities on a pro-rata basis	–	–	(3,349)	(6,206)
Operating expenses	(140,394)	(122,421)	(45,037)	(39,807)
Interest expense including early extinguishment of debt	(86,064)	(67,554)	(27,538)	(19,162)
Depreciation and amortization	(48,259)	(43,485)	(16,744)	(12,865)
Interest and other income	4,769	5,012	268	(56)
Noncontrolling interest	–	–	142	98
Net earnings (loss) (pre-tax)	$(11,117)	$(9,967)	$2,385	$2,164
Impairment of investments in unconsolidated entities (1)	–	(2,282)	–	(2,282)
Loss on disposition of equity method investments (2)	–	(878)	–	(878)
Net earnings (loss) (pre-tax) from unconsolidated entities	$(11,117)	$(13,127)	$2,385	$(996)
	Combined (100%) (GAAP)		Pro-Rata Share (Non-GAAP)
Six Months Ended July 31,	2011	2010	2011	2010
	(in thousands)
Operations:
Revenues	$515,020	$451,504	$177,357	$167,701
Equity in earnings (loss) of unconsolidated entities on a pro-rata basis	–	–	(3,702)	(5,933)
Operating expenses	(294,786)	(263,319)	(82,721)	(93,443)
Interest expense including early extinguishment of debt	(160,291)	(129,993)	(50,645)	(39,118)
Impairment of real estate (1)	–	(1,457)	–	(743)
Depreciation and amortization	(95,651)	(80,577)	(31,052)	(25,664)
Interest and other income	7,527	7,549	385	694
Noncontrolling interest	–	–	190	(6,346)
Net earnings (loss) (pre-tax)	$(28,181)	$(16,293)	$9,812	$(2,852)
Impairment of investments in unconsolidated entities (1)	–	(14,438)	–	(14,438)
Gain (loss) on disposition of equity method investments (2)	12,567	(830)	12,567	(830)
Net earnings (loss) (pre-tax) from unconsolidated entities	$(15,614)	$(31,561)	$22,379	$(18,120)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

(1)	The following tables show the detail of impairment of unconsolidated entities:

		Combined (100%) (GAAP)		Pro-Rata Share (Non-GAAP)
		Three Months Ended July 31,
		2011	2010	2011	2010
		(in thousands)
Impairment of investments in unconsolidated entities:
Mixed-Use Land Development:
Central Station: Mercy Campus	Chicago, Illinois	$–	$1,817	$–	$1,817
Other		–	465	–	465
Total impairment of investments in unconsolidated entities		$–	$2,282	$–	$2,282

		Combined (100%)		Pro-Rata Share
		(GAAP)		(Non-GAAP)
		Six Months Ended July 31,
		2011	2010	2011	2010
		(in thousands)
Impairment of real estate:
Old Stone Crossing at Caldwell Creek (Mixed-Use Land Development)	Charlotte, North Carolina	$–	$1,457	$–	$743
		$–	$1,457	$–	$743
Impairment of investments in unconsolidated entities:
Mixed-Use Land Development:
Central Station: Mercy Campus	Chicago, Illinois	$–	$1,817	$–	$1,817
Office Buildings:
818 Mission Street	San Francisco, California	–	4,018	–	4,018
Bulletin Building	San Francisco, California	–	3,543	–	3,543
Metreon (Specialty Retail Center)	San Francisco, California	–	4,595	–	4,595
Other		–	465	–	465
Total impairment of investments in unconsolidated entities		$–	$14,438	$–	$14,438
Total impairment of unconsolidated entities		$–	$15,895	$–	$15,181

(2)       Upon disposition, investments accounted for on the equity method are not classified as discontinued operations; therefore, gains or losses on the disposition of these properties are reported in continuing operations. The following table shows the detail of gains and losses on disposition of unconsolidated entities:

		Combined (100%) (GAAP)		Pro-Rata Share (Non-GAAP)
		Three Months Ended July 31,
		2011	2010	2011	2010
		(in thousands)
Gain (loss) on disposition of equity method investments:
Specialty Retail Centers:
Coachella Plaza	Coachella, California	$–	$104	$–	$104
Southgate Mall	Yuma, Arizona	–	64	–	64
Metreon	San Francisco, California	–	(1,046)	–	(1,046)
Total loss on disposition of equity method investments		$–	$(878)	$–	$(878)

		Combined (100%) (GAAP)		Pro-Rata Share (Non-GAAP)
		Six Months Ended July 31,
		2011	2010	2011	2010
		(in thousands)
Gain (loss) on disposition of equity method investments:
Apartment Communities:
Metropolitan Lofts	Los Angeles, California	$9,964	$–	$9,964	$–
Twin Lake Towers	Denver, Colorado	2,603	–	2,603	–
Specialty Retail Centers:
Coachella Plaza	Coachella, California	–	104	–	104
Southgate Mall	Yuma, Arizona	–	64	–	64
El Centro Mall	El Centro, California	–	48	–	48
Metreon	San Francisco, California	–	(1,046)	–	(1,046)
Total gain (loss) on disposition of equity method investments		$12,567	$(830)	$12,567	$(830)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended July 31, 2011 (in thousands)

	Commercial Group 2011					Residential Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$187,818	$8,626	$55,995	$1,494	$236,681	$57,525	$3,254	$36,558	$–	$90,829
Exclude straight-line rent adjustment	1,907	–	–	(217)	1,690	(288)	–	–	–	(288)
Adjusted revenues	189,725	8,626	55,995	1,277	238,371	57,237	3,254	36,558	–	90,541
Add interest and other income	7,714	173	40	–	7,581	4,998	149	224	–	5,073
Add equity in earnings (loss) of unconsolidated entities, including impairment	3,845	1	(3,844)	–	–	1,614	141	(1,548)	–	(75)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	10,394	–	(10,394)	–	–	6,274	–	(6,274)	–	–
Adjusted total income	211,678	8,800	41,797	1,277	245,952	70,123	3,544	28,960	–	95,539
Operating expenses	99,421	5,186	25,259	446	119,940	40,359	2,264	18,013	–	56,108
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	194	–	–	–	194	120	–	–	–	120
Exclude straight-line rent adjustment	(1,095)	–	–	–	(1,095)	–	–	–	–	–
Exclude preference payment	(586)	–	–	–	(586)	–	–	–	–	–
Adjusted operating expenses	97,934	5,186	25,259	446	118,453	40,479	2,264	18,013	–	56,228
Net operating income	113,744	3,614	16,538	831	127,499	29,644	1,280	10,947	–	39,311
Interest expense	41,459	2,846	16,519	180	55,312	9,040	582	8,611	–	17,069
(Gain) loss on early extinguishment of debt	(5,329)	–	19	–	(5,310)	–	–	2,336	–	2,336
Noncontrolling interest in earnings before depreciation and amortization	768	768	–	–	–	698	698	–	–	–
Add: Pre-Tax EBDT from discontinued operations	651	–	–	(651)	–	–	–	–	–	–
Pre-Tax EBDT	77,497	–	–	–	77,497	19,906	–	–	–	19,906
Income tax expense (benefit)	–	–	–	–	–	–	–	–	–	–
Earnings before depreciation, amortization and deferred taxes (EBDT)	$77,497	$–	$–	$–	$77,497	$19,906	$–	$–	$–	$19,906
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$77,497	$–	$–	$–	$77,497	$19,906	$–	$–	$–	$19,906
Depreciation and amortization – Real Estate Groups	(49,436)	–	–	(238)	(49,674)	(19,188)	–	–	–	(19,188)
Amortization of mortgage procurement costs – Real Estate Groups	(2,360)	–	–	(84)	(2,444)	(886)	–	–	–	(886)
Straight-line rent adjustment	(3,002)	–	–	217	(2,785)	288	–	–	–	288
Preference payment	(586)	–	–	–	(586)	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	–	–	–	29,899	29,899	–	–	–	–	–
Gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	(235)	–	–	–	(235)
Discontinued operations:
Depreciation and amortization – Real Estate Groups	(238)	–	–	238	–	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	(84)	–	–	84	–	–	–	–	–	–
Straight-line rent adjustment	217	–	–	(217)	–	–	–	–	–	–
Gain on disposition of rental properties	29,899	–	–	(29,899)	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$51,907	$–	$–	$–	$51,907	$(115)	$–	$–	$–	$(115)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended July 31, 2011 (in thousands) (continued)

	Land Development Group 2011					The Nets 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$7,862	$399	$2,090	$–	$9,553	$–	$–	$–	$–	$–
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Adjusted revenues	7,862	399	2,090	–	9,553	–	–	–	–	–
Add interest and other income	2,553	212	4	–	2,345	–	–	–	–	–
Add equity in earnings (loss) of unconsolidated entities, including impairment	308	–	(200)	–	108	(3,382)	–	–	–	(3,382)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	76	–	(76)	–	–	–	–	–	–	–
Adjusted total income	10,799	611	1,818	–	12,006	(3,382)	–	–	–	(3,382)
Operating expenses	10,193	453	1,765	–	11,505	–	–	–	–	–
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	16	–	–	–	16	–	–	–	–	–
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Exclude preference payment	–	–	–	–	–	–	–	–	–	–
Adjusted operating expenses	10,209	453	1,765	–	11,521	–	–	–	–	–
Net operating income	590	158	53	–	485	(3,382)	–	–	–	(3,382)
Interest expense	776	130	53	–	699	–	–	–	–	–
(Gain) loss on early extinguishment of debt	–	–	–	–	–	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	28	28	–	–	–	–	–	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	–	–	–	–	–
Pre-Tax EBDT	(214)	–	–	–	(214)	(3,382)	–	–	–	(3,382)
Income tax expense (benefit)	–	–	–	–	–	–	–	–	–	–
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(214)	$–	$–	$–	$(214)	$(3,382)	$–	$–	$–	$(3,382)
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(214)	$–	$–	$–	$(214)	$(3,382)	$–	$–	$–	$(3,382)
Depreciation and amortization – Real Estate Groups	(67)	–	–	–	(67)	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	(85)	–	–	–	(85)	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Preference payment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	–	–	–	–	–	–	–	–	–	–
Gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	–	–	–	–	–
Discontinued operations:
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties	–	–	–	–	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(366)	$–	$–	$–	$(366)	$(3,382)	$–	$–	$–	$(3,382)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended July 31, 2011 (in thousands) (continued)

	Corporate Activities 2011					Total 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$–	$–	$–	$–	$–	$253,205	$12,279	$94,643	$1,494	$337,063
Exclude straight-line rent adjustment	–	–	–	–	–	1,619	–	–	(217)	1,402
Adjusted revenues	–	–	–	–	–	254,824	12,279	94,643	1,277	338,465
Add interest and other income	50	–	–	–	50	15,315	534	268	–	15,049
Add equity in earnings (loss) of unconsolidated entities, including impairment	–	–	–	–	–	2,385	142	(5,592)	–	(3,349)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	–	–	–	–	–	16,744	–	(16,744)	–	–
Adjusted total income	50	–	–	–	50	289,268	12,955	72,575	1,277	350,165
Operating expenses	9,798	–	–	–	9,798	159,771	7,903	45,037	446	197,351
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	356	–	–	–	356	686	–	–	–	686
Exclude straight-line rent adjustment	–	–	–	–	–	(1,095)	–	–	–	(1,095)
Exclude preference payment	–	–	–	–	–	(586)	–	–	–	(586)
Adjusted operating expenses	10,154	–	–	–	10,154	158,776	7,903	45,037	446	196,356
Net operating income	(10,104)	–	–	–	(10,104)	130,492	5,052	27,538	831	153,809
Interest expense	12,789	–	–	–	12,789	64,064	3,558	25,183	180	85,869
(Gain) loss on early extinguishment of debt	10,800	–	–	–	10,800	5,471	–	2,355	–	7,826
Noncontrolling interest in earnings before depreciation and amortization	–	–	–	–	–	1,494	1,494	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	651	–	–	(651)	–
Pre-Tax EBDT	(33,693)	–	–	–	(33,693)	60,114	–	–	–	60,114
Income tax expense (benefit)	(10,592)	–	–	–	(10,592)	(10,592)	–	–	–	(10,592)
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(23,101)	$–	$–	$–	$(23,101)	$70,706	$–	$–	$–	$70,706
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(23,101)	$–	$–	$–	$(23,101)	$70,706	$–	$–	$–	$70,706
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(68,691)	–	–	(238)	(68,929)
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(3,331)	–	–	(84)	(3,415)
Straight-line rent adjustment	–	–	–	–	–	(2,714)	–	–	217	(2,497)
Preference payment	–	–	–	–	–	(586)	–	–	–	(586)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	–	–	–	–	–	–	–	–	29,899	29,899
Gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	(235)	–	–	–	(235)
Discontinued operations:
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(238)	–	–	238	–
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(84)	–	–	84	–
Straight-line rent adjustment	–	–	–	–	–	217	–	–	(217)	–
Gain on disposition of rental properties	–	–	–	–	–	29,899	–	–	(29,899)	–
Tax (expense) benefit:
Deferred taxes	(6,353)	–	–	–	(6,353)	(6,353)	–	–	–	(6,353)
Gain (loss) on disposition of rental properties and partial interest in rental properties	(10,456)	–	–	–	(10,456)	(10,456)	–	–	–	(10,456)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(39,910)	$–	$–	$–	$(39,910)	$8,134	$–	$–	$–	$8,134
Preferred dividends	(3,850)	–	–	–	(3,850)	(3,850)	–	–	–	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(43,760)	$–	$–	$–	$(43,760)	$4,284	$–	$–	$–	$4,284

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Six Months Ended July 31, 2011 (in thousands)

	Commercial Group 2011					Residential Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$434,648	$19,516	$100,499	$6,593	$522,224	$111,029	$4,302	$72,341	$–	$179,068
Exclude straight-line rent adjustment	(1,400)	–	–	(571)	(1,971)	(62)	–	–	–	(62)
Adjusted revenues	433,248	19,516	100,499	6,022	520,253	110,967	4,302	72,341	–	179,006
Add interest and other income	14,455	(338)	69	–	14,862	10,874	291	372	–	10,955
Add equity in earnings (loss) of unconsolidated entities, including impairment	6,767	–	(6,767)	–	–	18,646	190	(18,253)	–	203
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	(12,567)	–	12,567	–	–
Exclude depreciation and amortization of unconsolidated entities	19,063	–	(19,063)	–	–	11,830	–	(11,830)	–	–
Adjusted total income	473,533	19,178	74,738	6,022	535,115	139,750	4,783	55,197	–	190,164
Operating expenses	202,300	11,481	44,348	2,944	238,111	76,536	2,803	35,144	–	108,877
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	389	–	–	–	389	243	–	–	–	243
Exclude straight-line rent adjustment	(2,369)	–	–	–	(2,369)	63	–	–	–	63
Exclude preference payment	(1,171)	–	–	–	(1,171)	–	–	–	–	–
Adjusted operating expenses	199,149	11,481	44,348	2,944	234,960	76,842	2,803	35,144	–	109,183
Net operating income	274,384	7,697	30,390	3,078	300,155	62,908	1,980	20,053	–	80,981
Interest expense	87,417	6,103	30,371	712	112,397	15,254	1,083	17,717	–	31,888
(Gain) loss on early extinguishment of debt	(5,033)	4	19	–	(5,018)	–	–	2,336	–	2,336
Noncontrolling interest in earnings before depreciation and amortization	1,590	1,590	–	–	–	897	897	–	–	–
Add: Pre-Tax EBDT from discontinued operations	2,366	–	–	(2,366)	–	–	–	–	–	–
Pre-Tax EBDT	192,776	–	–	–	192,776	46,757	–	–	–	46,757
Income tax expense (benefit)	–	–	–	–	–	–	–	–	–	–
Earnings before depreciation, amortization and deferred taxes (EBDT)	$192,776	$–	$–	$–	$192,776	$46,757	$–	$–	$–	$46,757
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$192,776	$–	$–	$–	$192,776	$46,757	$–	$–	$–	$46,757
Depreciation and amortization – Real Estate Groups	(99,074)	–	–	(1,030)	(100,104)	(37,501)	–	–	–	(37,501)
Amortization of mortgage procurement costs – Real Estate Groups	(4,842)	–	–	(333)	(5,175)	(1,726)	–	–	–	(1,726)
Straight-line rent adjustment	(969)	–	–	571	(398)	125	–	–	–	125
Preference payment	(1,171)	–	–	–	(1,171)	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	9,561	–	–	39,937	49,498	–	–	12,567	–	12,567
Gain on disposition of unconsolidated entities	–	–	–	–	–	12,567	–	(12,567)	–	–
Impairment of consolidated and unconsolidated real estate	(3,435)	–	–	–	(3,435)	(235)	–	–	–	(235)
Discontinued operations:
Depreciation and amortization – Real Estate Groups	(1,030)	–	–	1,030	–	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	(333)	–	–	333	–	–	–	–	–	–
Straight-line rent adjustment	571	–	–	(571)	–	–	–	–	–	–
Gain on disposition of rental properties	39,937	–	–	(39,937)	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$131,991	$–	$–	$–	$131,991	$19,987	$–	$–	$–	$19,987

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Six Months Ended July 31, 2011 (in thousands) (continued)

	Land Development Group 2011					The Nets 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$15,952	$1,050	$4,517	$–	$19,419	$–	$–	$–	$–	$–
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Adjusted revenues	15,952	1,050	4,517	–	19,419	–	–	–	–	–
Add interest and other income	5,394	441	(56)	–	4,897	–	–	–	–	–
Add equity in earnings (loss) of unconsolidated entities, including impairment	652	–	(871)	–	(219)	(3,686)	–	–	–	(3,686)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	159	–	(159)	–	–	–	–	–	–	–
Adjusted total income	22,157	1,491	3,431	–	24,097	(3,686)	–	–	–	(3,686)
Operating expenses	19,418	1,057	3,229	–	21,590	–	–	–	–	–
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	47	–	–	–	47	–	–	–	–	–
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Exclude preference payment	–	–	–	–	–	–	–	–	–	–
Adjusted operating expenses	19,465	1,057	3,229	–	21,637	–	–	–	–	–
Net operating income	2,692	434	202	–	2,460	(3,686)	–	–	–	(3,686)
Interest expense	1,600	234	202	–	1,568	–	–	–	–	–
(Gain) loss on early extinguishment of debt	–	–	–	–	–	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	200	200	–	–	–	–	–	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	–	–	–	–	–
Pre-Tax EBDT	892	–	–	–	892	(3,686)	–	–	–	(3,686)
Income tax expense (benefit)	–	–	–	–	–	–	–	–	–	–
Earnings before depreciation, amortization and deferred taxes (EBDT)	$892	$–	$–	$–	$892	$(3,686)	$–	$–	$–	$(3,686)
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$892	$–	$–	$–	$892	$(3,686)	$–	$–	$–	$(3,686)
Depreciation and amortization – Real Estate Groups	(153)	–	–	–	(153)	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	(146)	–	–	–	(146)	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Preference payment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	–	–	–	–	–	–	–	–	–	–
Gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	(1,400)	–	–	–	(1,400)	–	–	–	–	–
Discontinued operations:
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties	–	–	–	–	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(807)	$–	$–	$–	$(807)	$(3,686)	$–	$–	$–	$(3,686)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Six Months Ended July 31, 2011 (in thousands) (continued)

	Corporate Activities 2011					Total 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$–	$–	$–	$–	$–	$561,629	$24,868	$177,357	$6,593	$720,711
Exclude straight-line rent adjustment	–	–	–	–	–	(1,462)	–	–	(571)	(2,033)
Adjusted revenues	–	–	–	–	–	560,167	24,868	177,357	6,022	718,678
Add interest and other income	99	–	–	–	99	30,822	394	385	–	30,813
Add equity in earnings (loss) of unconsolidated entities, including impairment	–	–	–	–	–	22,379	190	(25,891)	–	(3,702)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	(12,567)	–	12,567	–	–
Exclude depreciation and amortization of unconsolidated entities	–	–	–	–	–	31,052	–	(31,052)	–	–
Adjusted total income	99	–	–	–	99	631,853	25,452	133,366	6,022	745,789
Operating expenses	24,425	–	–	–	24,425	322,679	15,341	82,721	2,944	393,003
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	709	–	–	–	709	1,388	–	–	–	1,388
Exclude straight-line rent adjustment	–	–	–	–	–	(2,306)	–	–	–	(2,306)
Exclude preference payment	–	–	–	–	–	(1,171)	–	–	–	(1,171)
Adjusted operating expenses	25,134	–	–	–	25,134	320,590	15,341	82,721	2,944	390,914
Net operating income	(25,035)	–	–	–	(25,035)	311,263	10,111	50,645	3,078	354,875
Interest expense	26,708	–	–	–	26,708	130,979	7,420	48,290	712	172,561
(Gain) loss on early extinguishment of debt	10,800	–	–	–	10,800	5,767	4	2,355	–	8,118
Noncontrolling interest in earnings before depreciation and amortization	–	–	–	–	–	2,687	2,687	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	2,366	–	–	(2,366)	–
Pre-Tax EBDT	(62,543)	–	–	–	(62,543)	174,196	–	–	–	174,196
Income tax expense (benefit)	(23,886)	–	–	–	(23,886)	(23,886)	–	–	–	(23,886)
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(38,657)	$–	$–	$–	$(38,657)	$198,082	$–	$–	$–	$198,082
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(38,657)	$–	$–	$–	$(38,657)	$198,082	$–	$–	$–	$198,082
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(136,728)	–	–	(1,030)	(137,758)
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(6,714)	–	–	(333)	(7,047)
Straight-line rent adjustment	–	–	–	–	–	(844)	–	–	571	(273)
Preference payment	–	–	–	–	–	(1,171)	–	–	–	(1,171)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	–	–	–	–	–	9,561	–	12,567	39,937	62,065
Gain on disposition of unconsolidated entities	–	–	–	–	–	12,567	–	(12,567)	–	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	(5,070)	–	–	–	(5,070)
Discontinued operations:
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(1,030)	–	–	1,030	–
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(333)	–	–	333	–
Straight-line rent adjustment	–	–	–	–	–	571	–	–	(571)	–
Gain on disposition of rental properties	–	–	–	–	–	39,937	–	–	(39,937)	–
Tax (expense) benefit:
Deferred taxes	(11,166)	–	–	–	(11,166)	(11,166)	–	–	–	(11,166)
Gain (loss) on disposition of rental properties and partial interest in rental properties	(41,961)	–	–	–	(41,961)	(41,961)	–	–	–	(41,961)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(91,784)	$–	$–	$–	$(91,784)	$55,701	$–	$–	$–	$55,701
Preferred dividends	(7,700)	–	–	–	(7,700)	(7,700)	–	–	–	(7,700)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(99,484)	$–	$–	$–	$(99,484)	$48,001	$–	$–	$–	$48,001

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended July 31, 2010 (in thousands) (continued)

	Commercial Group 2010					Residential Group 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$234,813	$13,569	$40,333	$11,312	$272,889	$53,790	$884	$36,130	$1,084	$90,120
Exclude straight-line rent adjustment	(5,140)	–	–	(508)	(5,648)	(318)	–	–	–	(318)
Adjusted revenues	229,673	13,569	40,333	10,804	267,241	53,472	884	36,130	1,084	89,802
Add interest and other income	8,264	(210)	(485)	1	7,990	5,668	142	353	2	5,881
Add gain on disposition of partial interests in other investment – Nets	–	–	–	–	–	–	–	–	–	–
Add equity in earnings (loss) of unconsolidated entities, including impairment	1,962	–	(1,961)	–	1	4,624	118	(4,173)	–	333
Exclude gain (loss) on disposition of unconsolidated entities	878	–	(878)	–	–	–	–	–	–	–
Exclude impairment of unconsolidated real estate	–	–	–	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	6,602	–	(6,602)	–	–	6,191	–	(6,191)	–	–
Adjusted total income	247,379	13,359	30,407	10,805	275,232	69,955	1,144	26,119	1,086	96,016
Operating expenses	119,342	8,739	20,156	6,598	137,357	33,321	215	17,326	835	51,267
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	418	–	–	–	418	289	–	–	–	289
Exclude straight-line rent adjustment	(1,418)	–	–	–	(1,418)	1	–	–	–	1
Exclude preference payment	(586)	–	–	–	(586)	–	–	–	–	–
Adjusted operating expenses	117,756	8,739	20,156	6,598	135,771	33,611	215	17,326	835	51,557
Net operating income	129,623	4,620	10,251	4,207	139,461	36,344	929	8,793	251	44,459
Interest expense	59,924	3,915	10,251	2,344	68,604	9,167	178	8,793	11	17,793
Gain on early extinguishment of debt	–	–	–	–	–	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	705	705	–	–	–	751	751	–	–	–
Add: Pre-Tax EBDT from discontinued operations	1,863	–	–	(1,863)	–	240	–	–	(240)	–
Pre-Tax EBDT	70,857	–	–	–	70,857	26,666	–	–	–	26,666
Income tax expense (benefit)	(1,163)	–	–	–	(1,163)	1,500	–	–	–	1,500
Earnings before depreciation, amortization and deferred taxes (EBDT)	$72,020	$–	$–	$–	$72,020	$25,166	$–	$–	$–	$25,166
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$72,020	$–	$–	$–	$72,020	$25,166	$–	$–	$–	$25,166
Depreciation and amortization – Real Estate Groups	(48,979)	–	–	(2,319)	(51,298)	(18,162)	–	–	(254)	(18,416)
Amortization of mortgage procurement costs – Real Estate Groups	(2,522)	–	–	(421)	(2,943)	(601)	–	–	(5)	(606)
Deferred taxes – Real Estate Groups	(10,198)	–	–	(227)	(10,425)	26	–	–	(291)	(265)
Straight-line rent adjustment	3,722	–	–	508	4,230	319	–	–	–	319
Preference payment	(586)	–	–	–	(586)	–	–	–	–	–
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	125,047	–	(536)	–	124,511	121	–	–	1,099	1,220
Gain (loss) on disposition of unconsolidated entities, net of tax	(536)	–	536	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	–	–	–	(27,800)	(27,800)	–	–	–	–	–
Impairment of unconsolidated real estate, net of tax	–	–	–	–	–	–	–	–	–	–
Discontinued operations, net of tax:
Depreciation and amortization – Real Estate Groups	(2,319)	–	–	2,319	–	(254)	–	–	254	–
Amortization of mortgage procurement costs – Real Estate Groups	(421)	–	–	421	–	(5)	–	–	5	–
Deferred taxes – Real Estate Groups	(227)	–	–	227	–	(291)	–	–	291	–
Straight-line rent adjustment	508	–	–	(508)	–	–	–	–	–	–
Gain on disposition of rental properties	–	–	–	–	–	1,099	–	–	(1,099)	–
Impairment of consolidated and unconsolidated real estate	(27,800)	–	–	27,800	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$107,709	$–	$–	$–	$107,709	$7,418	$–	$–	$–	$7,418

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended July 31, 2010 (in thousands) (continued)

	Land Development Group 2010					The Nets 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$5,618	$401	$3,699	$–	$8,916	$–	$–	$–	$–	$–
Exclude straight-line rent adjustment	7	–	–	–	7	–	–	–	–	–
Adjusted revenues	5,625	401	3,699	–	8,923	–	–	–	–	–
Add interest and other income	2,231	201	76	–	2,106	–	–	–	–	–
Add gain on disposition of partial interests in other investment – Nets	–	–	–	–	–	55,112	23,675	–	–	31,437
Add equity in earnings (loss) of unconsolidated entities, including impairment	(421)	–	1,022	–	601	(7,161)	(20)	–	–	(7,141)
Exclude gain (loss) on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Exclude impairment of unconsolidated real estate	2,282	–	(2,282)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	72	–	(72)	–	–	–	–	–	–	–
Adjusted total income	9,789	602	2,443	–	11,630	47,951	23,655	–	–	24,296
Operating expenses	7,423	414	2,325	–	9,334	–	–	–	–	–
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	39	–	–	–	39	–	–	–	–	–
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Exclude preference payment	–	–	–	–	–	–	–	–	–	–
Adjusted operating expenses	7,462	414	2,325	–	9,373	–	–	–	–	–
Net operating income	2,327	188	118	–	2,257	47,951	23,655	–	–	24,296
Interest expense	25	71	118	–	72	–	–	–	–	–
Gain on early extinguishment of debt	–	–	–	–	–	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	117	117	–	–	–	23,655	23,655	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	–	–	–	–	–
Pre-Tax EBDT	2,185	–	–	–	2,185	24,296	–	–	–	24,296
Income tax expense (benefit)	(673)	–	–	–	(673)	9,551	–	–	–	9,551
Earnings before depreciation, amortization and deferred taxes (EBDT)	$2,858	$–	$–	$–	$2,858	$14,745	$–	$–	$–	$14,745
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$2,858	$–	$–	$–	$2,858	$14,745	$–	$–	$–	$14,745
Depreciation and amortization – Real Estate Groups	(75)	–	–	–	(75)	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	(84)	–	–	–	(84)	–	–	–	–	–
Deferred taxes – Real Estate Groups	(1,101)	–	–	–	(1,101)	–	–	–	–	–
Straight-line rent adjustment	(7)	–	–	–	(7)	–	–	–	–	–
Preference payment	–	–	–	–	–	–	–	–	–	–
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	–	–	–	–	–	–	–	–	–	–
Gain (loss) on disposition of unconsolidated entities, net of tax	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	(672)	–	(1,398)	–	(2,070)	–	–	–	–	–
Impairment of unconsolidated real estate, net of tax	(1,398)	–	1,398	–	–	–	–	–	–	–
Discontinued operations, net of tax:
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Deferred taxes – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(479)	$–	$–	$–	$(479)	$14,745	$–	$–	$–	$14,745

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended July 31, 2010 (in thousands) (continued)

	Corporate Activities 2010					Total 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$–	$–	$–	$–	$–	$294,221	$14,854	$80,162	$12,396	$371,925
Exclude straight-line rent adjustment	–	–	–	–	–	(5,451)	–	–	(508)	(5,959)
Adjusted revenues	–	–	–	–	–	288,770	14,854	80,162	11,888	365,966
Add interest and other income	68	–	–	–	68	16,231	133	(56)	3	16,045
Add gain on disposition of partial interests in other investment – Nets	–	–	–	–	–	55,112	23,675	–	–	31,437
Add equity in earnings (loss) of unconsolidated entities, including impairment	–	–	–	–	–	(996)	98	(5,112)	–	(6,206)
Exclude gain (loss) on disposition of unconsolidated entities	–	–	–	–	–	878	–	(878)	–	–
Exclude impairment of unconsolidated real estate	–	–	–	–	–	2,282	–	(2,282)	–	–
Exclude depreciation and amortization of unconsolidated entities	–	–	–	–	–	12,865	–	(12,865)	–	–
Adjusted total income	68	–	–	–	68	375,142	38,760	58,969	11,891	407,242
Operating expenses	9,430	–	–	–	9,430	169,516	9,368	39,807	7,433	207,388
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	439	–	–	–	439	1,185	–	–	–	1,185
Exclude straight-line rent adjustment	–	–	–	–	–	(1,417)	–	–	–	(1,417)
Exclude preference payment	–	–	–	–	–	(586)	–	–	–	(586)
Adjusted operating expenses	9,869	–	–	–	9,869	168,698	9,368	39,807	7,433	206,570
Net operating income	(9,801)	–	–	–	(9,801)	206,444	29,392	19,162	4,458	200,672
Interest expense	15,679	–	–	–	15,679	84,795	4,164	19,162	2,355	102,148
Gain on early extinguishment of debt	(1,896)	–	–	–	(1,896)	(1,896)	–	–	–	(1,896)
Noncontrolling interest in earnings before depreciation and amortization	–	–	–	–	–	25,228	25,228	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	2,103	–	–	(2,103)	–
Pre-Tax EBDT	(23,584)	–	–	–	(23,584)	100,420	–	–	–	100,420
Income tax expense (benefit)	(14,355)	–	–	–	(14,355)	(5,140)	–	–	–	(5,140)
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(9,229)	$–	$–	$–	$(9,229)	$105,560	$–	$–	$–	$105,560
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(9,229)	$–	$–	$–	$(9,229)	$105,560	$–	$–	$–	$105,560
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(67,216)	–	–	(2,573)	(69,789)
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(3,207)	–	–	(426)	(3,633)
Deferred taxes – Real Estate Groups	2,682	–	–	–	2,682	(8,591)	–	–	(518)	(9,109)
Straight-line rent adjustment	–	–	–	–	–	4,034	–	–	508	4,542
Preference payment	–	–	–	–	–	(586)	–	–	–	(586)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	–	–	–	–	–	125,168	–	(536)	1,099	125,731
Gain (loss) on disposition of unconsolidated entities, net of tax	–	–	–	–	–	(536)	–	536	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	–	–	–	–	–	(672)	–	(1,398)	(27,800)	(29,870)
Impairment of unconsolidated real estate, net of tax	–	–	–	–	–	(1,398)	–	1,398	–	–
Discontinued operations, net of tax:
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(2,573)	–	–	2,573	–
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(426)	–	–	426	–
Deferred taxes – Real Estate Groups	–	–	–	–	–	(518)	–	–	518	–
Straight-line rent adjustment	–	–	–	–	–	508	–	–	(508)	–
Gain on disposition of rental properties	–	–	–	–	–	1,099	–	–	(1,099)	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	(27,800)	–	–	27,800	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(6,547)	$–	$–	$–	$(6,547)	$122,846	$–	$–	$–	$122,846
Preferred dividends	(4,107)	–	–	–	(4,107)	(4,107)	–	–	–	(4,107)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(10,654)	$–	$–	$–	$(10,654)	$118,739	$–	$–	$–	$118,739

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Six Months Ended July 31, 2010 (in thousands)

	Commercial Group 2010					Residential Group 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$445,345	$24,141	$75,837	$21,474	$518,515	$105,182	$1,778	$71,664	$2,506	$177,574
Exclude straight-line rent adjustment	(8,802)	–	–	(671)	(9,473)	(770)	–	–	–	(770)
Adjusted revenues	436,543	24,141	75,837	20,803	509,042	104,412	1,778	71,664	2,506	176,804
Add interest and other income	10,209	415	109	2	9,905	8,237	242	530	4	8,529
Add gain on disposition of partial interests in other investment – Nets	–	–	–	–	–	–	–	–	–	–
Add equity in earnings (loss) of unconsolidated entities, including impairment	(6,739)	–	6,740	–	1	6,662	(103)	(6,348)	–	417
Exclude gain (loss) on disposition of unconsolidated entities	830	–	(830)	–	–	–	–	–	–	–
Exclude impairment of unconsolidated real estate	12,156	–	(12,156)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	12,525	–	(12,525)	–	–	12,046	–	(12,046)	–	–
Adjusted total income	465,524	24,556	57,175	20,805	518,948	131,357	1,917	53,800	2,510	185,750
Operating expenses	221,185	13,969	35,666	11,543	254,425	65,152	754	37,189	1,610	103,197
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	939	–	–	–	939	850	–	–	–	850
Exclude straight-line rent adjustment	(2,661)	–	–	–	(2,661)	2	–	–	–	2
Exclude preference payment	(1,171)	–	–	–	(1,171)	–	–	–	–	–
Adjusted operating expenses	218,292	13,969	35,666	11,543	251,532	66,004	754	37,189	1,610	104,049
Net operating income	247,232	10,587	21,509	9,262	267,416	65,353	1,163	16,611	900	81,701
Interest expense	118,078	8,604	21,509	3,927	134,910	14,023	454	16,611	118	30,298
Gain on early extinguishment of debt	–	–	–	–	–	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	1,983	1,983	–	–	–	709	709	–	–	–
Add: Pre-Tax EBDT from discontinued operations	5,335	–	–	(5,335)	–	782	–	–	(782)	–
Pre-Tax EBDT	132,506	–	–	–	132,506	51,403	–	–	–	51,403
Income tax expense (benefit)	(595)	–	–	–	(595)	(1,376)	–	–	–	(1,376)
Earnings before depreciation, amortization and deferred taxes (EBDT)	$133,101	$–	$–	$–	$133,101	$52,779	$–	$–	$–	$52,779
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$133,101	$–	$–	$–	$133,101	$52,779	$–	$–	$–	$52,779
Depreciation and amortization – Real Estate Groups	(99,328)	–	–	(4,140)	(103,468)	(35,485)	–	–	(636)	(36,121)
Amortization of mortgage procurement costs – Real Estate Groups	(4,907)	–	–	(468)	(5,375)	(1,143)	–	–	(13)	(1,156)
Deferred taxes – Real Estate Groups	(12,969)	–	–	(204)	(13,173)	(6,613)	–	–	(400)	(7,013)
Straight-line rent adjustment	6,141	–	–	671	6,812	772	–	–	–	772
Preference payment	(1,171)	–	–	–	(1,171)	–	–	–	–	–
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	107,615	–	(507)	–	107,108	17,731	–	–	1,099	18,830
Gain (loss) on disposition of unconsolidated entities, net of tax	(507)	–	507	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	–	–	(7,441)	(27,800)	(35,241)	–	–	–	–	–
Impairment of unconsolidated real estate, net of tax	(7,441)	–	7,441	–	–	–	–	–	–	–
Discontinued operations, net of tax:
Depreciation and amortization – Real Estate Groups	(4,140)	–	–	4,140	–	(636)	–	–	636	–
Amortization of mortgage procurement costs – Real Estate Groups	(468)	–	–	468	–	(13)	–	–	13	–
Deferred taxes – Real Estate Groups	(204)	–	–	204	–	(400)	–	–	400	–
Straight-line rent adjustment	671	–	–	(671)	–	–	–	–	–	–
Gain on disposition of rental properties	–	–	–	–	–	1,099	–	–	(1,099)	–
Impairment of consolidated and unconsolidated real estate	(27,800)	–	–	27,800	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$88,593	$–	$–	$–	$88,593	$28,091	$–	$–	$–	$28,091

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Six Months Ended July 31, 2010 (in thousands) (continued)

	Land Development Group 2010					The Nets 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$12,476	$749	$6,134	$–	$17,861	$–	$–	$–	$–	$–
Exclude straight-line rent adjustment	4	–	–	–	4	–	–	–	–	–
Adjusted revenues	12,480	749	6,134	–	17,865	–	–	–	–	–
Add interest and other income	4,425	375	84	–	4,134	–	–	14,037	–	14,037
Add gain on disposition of partial interests in other investment – Nets	–	–	–	–	–	55,112	23,675	–	–	31,437
Add equity in earnings (loss) of unconsolidated entities, including impairment	(452)	–	1,242	–	790	(17,591)	(6,243)	4,207	–	(7,141)
Exclude gain (loss) on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Exclude impairment of unconsolidated real estate	3,025	–	(3,025)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	146	–	(146)	–	–	–	–	–	–	–
Adjusted total income	19,624	1,124	4,289	–	22,789	37,521	17,432	18,244	–	38,333
Operating expenses	17,871	918	4,437	–	21,390	–	–	16,151	–	16,151
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	79	–	–	–	79	–	–	947	–	947
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Exclude preference payment	–	–	–	–	–	–	–	–	–	–
Adjusted operating expenses	17,950	918	4,437	–	21,469	–	–	17,098	–	17,098
Net operating income	1,674	206	(148)	–	1,320	37,521	17,432	1,146	–	21,235
Interest expense	1,333	143	(148)	–	1,042	–	–	1,146	–	1,146
Gain on early extinguishment of debt	–	–	–	–	–	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	63	63	–	–	–	17,432	17,432	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	–	–	–	–	–
Pre-Tax EBDT	278	–	–	–	278	20,089	–	–	–	20,089
Income tax expense (benefit)	(288)	–	–	–	(288)	8,717	–	–	–	8,717
Earnings before depreciation, amortization and deferred taxes (EBDT)	$566	$–	$–	$–	$566	$11,372	$–	$–	$–	$11,372
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$566	$–	$–	$–	$566	$11,372	$–	$–	$–	$11,372
Depreciation and amortization – Real Estate Groups	(154)	–	–	–	(154)	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	(164)	–	–	–	(164)	–	–	–	–	–
Deferred taxes – Real Estate Groups	(220)	–	–	–	(220)	–	–	–	–	–
Straight-line rent adjustment	(4)	–	–	–	(4)	–	–	–	–	–
Preference payment	–	–	–	–	–	–	–	–	–	–
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	–	–	–	–	–	–	–	–	–	–
Gain (loss) on disposition of unconsolidated entities, net of tax	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	(672)	–	(1,853)	–	(2,525)	–	–	–	–	–
Impairment of unconsolidated real estate, net of tax	(1,853)	–	1,853	–	–	–	–	–	–	–
Discontinued operations, net of tax:
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Deferred taxes – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(2,501)	$–	$–	$–	$(2,501)	$11,372	$–	$–	$–	$11,372

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Six Months Ended July 31, 2010 (in thousands) (continued)

	Corporate Activities 2010					Total 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$–	$–	$–	$–	$–	$563,003	$26,668	$153,635	$23,980	$713,950
Exclude straight-line rent adjustment	–	–	–	–	–	(9,568)	–	–	(671)	(10,239)
Adjusted revenues	–	–	–	–	–	553,435	26,668	153,635	23,309	703,711
Add interest and other income	174	–	–	–	174	23,045	1,032	14,760	6	36,779
Add gain on disposition of partial interests in other investment – Nets	–	–	–	–	–	55,112	23,675	–	–	31,437
Add equity in earnings (loss) of unconsolidated entities, including impairment	–	–	–	–	–	(18,120)	(6,346)	5,841	–	(5,933)
Exclude gain (loss) on disposition of unconsolidated entities	–	–	–	–	–	830	–	(830)	–	–
Exclude impairment of unconsolidated real estate	–	–	–	–	–	15,181	–	(15,181)	–	–
Exclude depreciation and amortization of unconsolidated entities	–	–	–	–	–	24,717	–	(24,717)	–	–
Adjusted total income	174	–	–	–	174	654,200	45,029	133,508	23,315	765,994
Operating expenses	20,436	–	–	–	20,436	324,644	15,641	93,443	13,153	415,599
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	885	–	–	–	885	2,753	–	947	–	3,700
Exclude straight-line rent adjustment	–	–	–	–	–	(2,659)	–	–	–	(2,659)
Exclude preference payment	–	–	–	–	–	(1,171)	–	–	–	(1,171)
Adjusted operating expenses	21,321	–	–	–	21,321	323,567	15,641	94,390	13,153	415,469
Net operating income	(21,147)	–	–	–	(21,147)	330,633	29,388	39,118	10,162	350,525
Interest expense	32,543	–	–	–	32,543	165,977	9,201	39,118	4,045	199,939
Gain on early extinguishment of debt	(8,193)	–	–	–	(8,193)	(8,193)	–	–	–	(8,193)
Noncontrolling interest in earnings before depreciation and amortization	–	–	–	–	–	20,187	20,187	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	6,117	–	–	(6,117)	–
Pre-Tax EBDT	(45,497)	–	–	–	(45,497)	158,779	–	–	–	158,779
Income tax expense (benefit)	(23,706)	–	–	–	(23,706)	(17,248)	–	–	–	(17,248)
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(21,791)	$–	$–	$–	$(21,791)	$176,027	$–	$–	$–	$176,027
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(21,791)	$–	$–	$–	$(21,791)	$176,027	$–	$–	$–	$176,027
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(134,967)	–	–	(4,776)	(139,743)
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(6,214)	–	–	(481)	(6,695)
Deferred taxes – Real Estate Groups	3,520	–	–	–	3,520	(16,282)	–	–	(604)	(16,886)
Straight-line rent adjustment	–	–	–	–	–	6,909	–	–	671	7,580
Preference payment	–	–	–	–	–	(1,171)	–	–	–	(1,171)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	–	–	–	–	–	125,346	–	(507)	1,099	125,938
Gain (loss) on disposition of unconsolidated entities, net of tax	–	–	–	–	–	(507)	–	507	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	–	–	–	–	–	(672)	–	(9,294)	(27,800)	(37,766)
Impairment of unconsolidated real estate, net of tax	–	–	–	–	–	(9,294)	–	9,294	–	–
Discontinued operations, net of tax:
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(4,776)	–	–	4,776	–
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(481)	–	–	481	–
Deferred taxes – Real Estate Groups	–	–	–	–	–	(604)	–	–	604	–
Straight-line rent adjustment	–	–	–	–	–	671	–	–	(671)	–
Gain on disposition of rental properties	–	–	–	–	–	1,099	–	–	(1,099)	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	(27,800)	–	–	27,800	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(18,271)	$–	$–	$–	$(18,271)	$107,284	$–	$–	$–	$107,284
Preferred dividends	(4,107)	–	–	–	(4,107)	(4,107)	–	–	–	(4,107)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(22,378)	$–	$–	$–	$(22,378)	$103,177	$–	$–	$–	$103,177